UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF VIRGINIA
                                Richmond Division

                                               )
In re:                                         )   Chapter 11 Cases
                                               )
HEILIG-MEYERS COMPANY, et al.,                 )   Case Nos. 00-34533
                                               )
                                               )
                   Debtors.                    )   Jointly Administered
                                               )


                          JOINT PLAN OF REORGANIZATION
                 PROPOSED BY HEILIG-MEYERS COMPANY, ET AL., AND
                  THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                  ---------------------------------------------



---------------------------------------
Bruce H. Matson (Va. Bar No. 22874)                              Michael S. Stamer (admitted pro hac vice)
Katherine M. Mueller (Va. Bar No. 44302)                         Shuba Satyaprasad (admitted pro hac vice)
LECLAIR RYAN, a professional corporation                         AKIN GUMP STRAUSS HAUER & FELD LLP
707 East Main Street                                             590 Madison Avenue
11th Floor                                                       New York, New York 10022
Richmond, Virginia 23219                                         (212) 872-1000
(804) 783-2003
                                                                          - and -
Counsel to Debtors
                                                                 Robert S. Strauss Building
                                                                 AKIN GUMP STRAUSS HAUER & FELD LLP
                                                                 1333 New Hampshire Avenue, N.W.
                                                                 Washington, D.C. 20036
                                                                 (202) 887-4000

                                                                 Counsel to the Official Committee Of Unsecured Creditors

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME...........................................4
          1.1         "503 Deadline"..............................................................................4
          1.2         "7.40% Notes"...............................................................................4
          1.3         "7.40% Notes Indenture".....................................................................4
          1.4         "7.60% Notes"...............................................................................4
          1.5         "7.60% Notes Indenture".....................................................................4
          1.6         "7.88% Notes"...............................................................................4
          1.7         "7.88% Notes Indenture".....................................................................4
          1.8         "Administrative Claims Bar Date"............................................................5
          1.9         "Administrative Bar Date Order".............................................................5
          1.10        "Administrative Claim"......................................................................5
          1.11        "Administrative Claims Reserve".............................................................5
          1.12        "Affiliates"................................................................................5
          1.13        "Allowed Claim".............................................................................5
          1.14        "Available Cash"............................................................................5
          1.15        "Available New RoomStore Common Stock"......................................................6
          1.16        "Ballot"....................................................................................6
          1.17        "Bank Group Secured Notes"..................................................................6
          1.18        "Bankruptcy Code"...........................................................................6
          1.19        "Bankruptcy Court"..........................................................................6
          1.20        "Bankruptcy Rules"..........................................................................6
          1.21        "Bar Date"..................................................................................6
          1.22        "Bar Date Order"............................................................................6
          1.23        "Beneficiaries".............................................................................6
          1.24        "Bondholder Secured Claims".................................................................6
          1.25        "Business Day"..............................................................................6
          1.26        "Cash"......................................................................................6
          1.27        "Certificate"...............................................................................6
          1.28        "Chapter 11 Case(s)"........................................................................7
          1.29        "Claim".....................................................................................7
          1.30        "Claimholder"...............................................................................7
          1.31        "Claims Agent"..............................................................................7
          1.32        "Claims Objection Deadline".................................................................7
          1.33        "Class".....................................................................................7
          1.34        "Class 5(b) Reallocation Amount"............................................................7
          1.35        "Class 5(b) Reallocation Amount Formula"....................................................7
          1.36        "Class 5(b) Trust Allocation"...............................................................7
          1.37        "Class 5(c) Litigation Recovery Reallocation"...............................................7
          1.38        "Class 5(c) Reallocation Amount"............................................................7
          1.39        "Class 5(c) Reallocation Amount Formula"....................................................7
          1.40        "Class 5(c) Trust Allocation"...............................................................7
          1.41        "Confirmation Date".........................................................................7

                                                         i

          1.42        "Confirmation Hearing"......................................................................8
          1.43        "Confirmation Order"........................................................................8
          1.44        "Creditors' Committee"......................................................................8
          1.45        "Cure"......................................................................................8
          1.46        "Cure Claim"................................................................................8
          1.47        "Cure Claim Submission Deadline"............................................................8
          1.48        "Cure Claim Objection Deadline".............................................................8
          1.49        "Debtor Subsidiaries".......................................................................8
          1.50        "Debtors"...................................................................................8
          1.51        "Debtors-in-Possession".....................................................................8
          1.52        "Disallowed Claim"..........................................................................8
          1.53        "Disclosure Statement"......................................................................8
          1.54        "Disputed Administrative Claim".............................................................9
          1.55        "Disputed Claim"............................................................................9
          1.56        "Disputed Funded Debt Unsecured Claim"......................................................9
          1.57        "Disputed Heilig Unsecured Claim"...........................................................9
          1.58        "Disputed Other Priority Claim".............................................................9
          1.59        "Disputed Other Secured Claim"..............................................................9
          1.60        "Disputed RoomStore Unsecured Claim"........................................................9
          1.61        "Distributions".............................................................................9
          1.62        "Effective Date"............................................................................9
          1.63        "Entity"....................................................................................9
          1.64        "Estates"...................................................................................9
          1.65        "Estate Action".............................................................................9
          1.66        "Exchange Act".............................................................................10
          1.67        "Exhibit"..................................................................................10
          1.68        "Existing Securities"......................................................................10
          1.69        "Final Order"..............................................................................10
          1.70        "Funded Debt Unsecured Claim"..............................................................10
          1.71        "Funded Debt Unsecured Claims Reserve".....................................................10
          1.72        "Furniture Company"........................................................................10
          1.73        "Heilig-Meyers"............................................................................10
          1.74        "Heilig Unsecured Claim"...................................................................10
          1.75        "Heilig Unsecured Claims Reserve"..........................................................10
          1.76        "Impaired".................................................................................10
          1.77        "Indentures"...............................................................................11
          1.78        "Indenture Trustee"........................................................................11
          1.79        "Indenture Trustee Fees"...................................................................11
          1.80        "Initial Distribution Date"................................................................11
          1.81        "Intercompany Claim".......................................................................11
          1.82        "Interest".................................................................................11
          1.83        "Interestholder"...........................................................................11
          1.84        "Lender Avoidance Action"..................................................................11
          1.85        "Liquidation Trust"........................................................................11
          1.86        "Liquidation Trust Committee"..............................................................11
          1.87        "Liquidation Trustee"......................................................................11

                                                         ii

          1.88        "MacSaver".................................................................................12
          1.89        "MacSaver Unsecured Claim".................................................................12
          1.90        "New RoomStore Common Stock"...............................................................12
          1.91        "New Credit Facility"......................................................................12
          1.92        "Old Common Stock".........................................................................12
          1.93        "Other Priority Claim".....................................................................12
          1.94        "Other Priority Claims Reserve"............................................................12
          1.95        "Other Secured Claim"......................................................................12
          1.96        "Other Secured Claim Reserve"..............................................................12
          1.97        "Periodic Distribution Date"...............................................................12
          1.98        "Person"...................................................................................12
          1.99        "Petition Date"............................................................................13
          1.100       "Plan".....................................................................................13
          1.101       "Plan Schedules"...........................................................................13
          1.102       "Plan Supplement"..........................................................................13
          1.103       "Plan Supplement Filing Date"..............................................................13
          1.104       "Post-Petition Interest"...................................................................13
          1.105       "Pre-Petition Lenders".....................................................................13
          1.106       "Priority Tax Claim".......................................................................13
          1.107       "Pro Rata".................................................................................13
          1.108       "Professional".............................................................................13
          1.109       "Professional Claim".......................................................................13
          1.110       "Professional Fee Order"...................................................................13
          1.111       "Prudential Notes".........................................................................14
          1.112       "Prudential Notes Agreement"...............................................................14
          1.113       "Prudential Notes Secured Claim"...........................................................14
          1.114       "Quarterly Distribution Date"..............................................................14
          1.115       "Record Date"..............................................................................14
          1.116       "Reinstated" or "Reinstatement"............................................................14
          1.117       "Released Parties".........................................................................14
          1.118       "Released Directors and Officers" means, collectively, [o].................................14
          1.119       "Reorganized RoomStore"....................................................................14
          1.120       "Reserve"..................................................................................14
          1.121       "Rhodes"...................................................................................15
          1.122       "RoomStore"................................................................................15
          1.123       "RoomStore Assets".........................................................................15
          1.124       "RoomStore Unsecured Claim"................................................................15
          1.125       "RoomStore Unsecured Claims Reserve".......................................................15
          1.126       "SEC"......................................................................................15
          1.127       "Scheduled"................................................................................15
          1.128       "Schedules"................................................................................15
          1.129       "Secured Claim"............................................................................15
          1.130       "Security".................................................................................15
          1.131       "Securities Act"...........................................................................15
          1.132       "Solicitation Procedures Order"............................................................15
          1.133       "Subordinated Debt Securities Claim".......................................................16

                                                        iii

          1.134       "Subordinated Equity Securities Claim".....................................................16
          1.135       "Synthetic Lease(s)".......................................................................16
          1.136       "Synthetic Lease Secured Claim"............................................................16
          1.137       "Trust Agreement"..........................................................................16
          1.138       "Trust Assets".............................................................................16
          1.139       "Trust Interest"...........................................................................17
          1.140       "Trustee Professional(s)"..................................................................17
          1.141       "Unimpaired"...............................................................................17
          1.142       "Unsecured Bondholder".....................................................................17
          1.143       "Unsecured Bondholder Claim"...............................................................17
          1.144       "Unsecured Claim"..........................................................................17
          1.145       "Unsecured Notes"..........................................................................17
          1.146       "Voting Deadline"..........................................................................17
          1.147       "Wachovia Credit Agreement"................................................................17
          1.148       "Wachovia Secured Claim"...................................................................17

ARTICLE II ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS.........................................................19
          2.1         Administrative Claims......................................................................19
          2.2         Priority Tax Claims........................................................................19

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS...............................................................21
          3.1         Introduction...............................................................................21

ARTICLE IV PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS......................................................22
          4.1         Class 1 (Other Priority Claims)............................................................22
          4.2         Class 2(a) (Wachovia Secured Claim)........................................................22
          4.3         Class 2(b) (Prudential Notes Secured Claim)................................................23
          4.4         Class 2(c) (Synthetic Lease Secured Claims)................................................23
          4.5         Class 3 (Bondholder Secured Claim).........................................................23
          4.6         Class 4 (Other Secured Claims).............................................................23
          4.7         Class 5(a) (RoomStore Unsecured Claims)....................................................24
          4.8         Class 5(b) (Funded Debt Unsecured Claims)..................................................25
          4.9         Class 5(c) (Heilig Unsecured Claims).......................................................26
          4.10        Class 6(a) (Subordinated Debt Securities Claims)...........................................26
          4.11        Class 6(b) (Subordinated Equity Securities Claims).........................................27
          4.12        Class 7 (Old Common Stock).................................................................27
          4.13        Reservation of Rights......................................................................27
          4.14        Estimation of Claims.......................................................................27

ARTICLE V ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE IMPAIRED CLASSES OF
                      CLAIMS OR INTERESTS........................................................................28
          5.1         Impaired Classes of Claims and Interests Entitled to Vote..................................28
          5.2         Presumed Acceptances by Unimpaired Classes.................................................28
          5.3         Classes Deemed to Reject Plan..............................................................28
          5.4         Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code............................28
          5.5         Confirmability and Severability of a Plan..................................................28

                                                         iv

ARTICLE VI MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................29
          6.1         Substantive Consolidation..................................................................29
          6.2         Debtor Intercompany Claims.................................................................29
          6.3         Compromise and Settlement..................................................................29
          6.4         Cancellation of Existing Securities and Agreements.........................................29
          6.5         Liquidation and Dissolution................................................................30
          6.6         New RoomStore Common Stock.................................................................31
          6.7         The Liquidation Trust; Organizational Matters..............................................31
          6.8         Intended Tax Treatment of the Liquidation Trust............................................32
          6.9         The Liquidation Trustee....................................................................32
          6.10        The Liquidation Trust Committee............................................................33
          6.11        Conversion of New RoomStore Common Stock into Cash or Other Marketable Securities..........34
          6.12        Reorganized RoomStore; Organizational Matters..............................................35
          6.13        Reorganized RoomStore: Directors and Officers..............................................35
          6.14        Reorganized RoomStore: Issuance of New Securities..........................................36
          6.15        Reorganized RoomStore: Post-Effective Date Financing.......................................37
          6.16        Fractional Shares..........................................................................37
          6.17        Funding of the Liquidation Trust...........................................................37

ARTICLE VII UNEXPIRED LEASES AND EXECUTORY CONTRACTS.............................................................39
          7.1         Assumption/Rejection of Contracts and Leases...............................................39
          7.2         Payments Related to Assumption of Executory Contracts and Unexpired Leases.................39
          7.3         Rejection Damages Bar Date.................................................................39

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS..................................................................41
          8.1         Time of Distributions......................................................................41
          8.2         No Interest on Claims......................................................................41
          8.3         Liquidation Trustee........................................................................41
          8.4         Surrender of Securities or Instruments.....................................................41
          8.5         Distribution Instructions..................................................................42
          8.6         Services of Indenture Trustee..............................................................42
          8.7         Record Date for Distributions to Holders of Claims.........................................42
          8.8         Claims Administration Responsibility.......................................................42
          8.9         Delivery of Distributions..................................................................42
          8.10        Procedures for Treating and Resolving Disputed and Contingent Claims.......................43
          8.11        Minimum Distributions......................................................................44
          8.12        Lost, Stolen, Mutilated or Destroyed Instrument or Security................................44

ARTICLE IX ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS................................................45
          9.1         Professional Claims........................................................................45

                                                         v

          9.2         Substantial Contribution Compensation and Expenses Bar Date................................45
          9.3         Other Administrative Claims................................................................45

ARTICLE X EFFECT OF THE PLAN ON CLAIMS AND INTERESTS.............................................................46
          10.1        Vesting of Assets..........................................................................46
          10.2        Discharge of the Liquidation Trust and RoomStore...........................................46
          10.3        Compromises and Settlements................................................................46
          10.4        Release of Certain Parties.................................................................46
          10.5        Setoffs....................................................................................47
          10.6        Exculpation and Limitation of Liability....................................................47
          10.7        Injunction.................................................................................47
          10.8        Release by Holders of Claims or Interests..................................................47
          10.9        Release by Debtors.........................................................................48
          10.10       Release of Directors and Officers..........................................................48

ARTICLE XI CONDITIONS PRECEDENT..................................................................................49
          11.1        Conditions to Confirmation.................................................................49
          11.2        Conditions to Consummation.................................................................49
          11.3        Waiver of Conditions to Confirmation or Consummation.......................................51

ARTICLE XII RETENTION OF JURISDICTION............................................................................52

ARTICLE XIII MISCELLANEOUS PROVISIONS............................................................................54
          13.1        Binding Effect.............................................................................54
          13.2        Modification and Amendments................................................................54
          13.3        Allocation of Plan Distributions Between Principal and Interest............................54
          13.4        The Creditors' Committee...................................................................54
          13.5        Revocation, Withdrawal, or Non-Consummation................................................54
          13.6        Term of Injunctions or Stays...............................................................55
          13.7        Governing Law..............................................................................55
          13.8        No Waiver or Estoppel......................................................................56

                                  INTRODUCTION

         Heilig-Meyers Company, its Debtor Subsidiaries, and the Creditors' Committee jointly propose this joint plan of reorganization pursuant to the provisions of Chapter 11 of the Bankruptcy Code. Exhibit A attached hereto lists all of the Debtor entities. Capitalized terms used in this Introduction and the remainder of the Plan have the meanings ascribed to them in Article I of the Plan. This Introduction and overview of the Plan provided here is qualified in all respects by the specific provisions of the Plan itself.

         For a discussion of the Debtors' history, businesses, properties, and future business plans, and a summary and analysis of the Plan and certain related matters, Claimholders and Interestholders should consult the Disclosure Statement to which the Plan is attached. ALL CLAIMHOLDERS ARE ENCOURAGED TO CAREFULLY READ THE DISCLOSURE STATEMENT AND THE PLAN BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED HEREWITH AND APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCE OR REJECTION OF THE PLAN.

         The Plan contemplates that only one of the Debtors, HMY Roomstore, Inc. (defined under Section 1.22 as "RoomStore" and, on and after the Effective Date, defined in Section 1.119 as "Reorganized RoomStore"), will emerge as a new, reorganized business enterprise after consummation of the Plan. On the Effective Date, the Debtors' assets and liabilities will be substantively consolidated and all assets held by RoomStore and the other Debtors necessary to the operation of the RoomStore business will be transferred to Reorganized RoomStore. All other assets of the Debtors will be transferred to a Liquidation Trust to be converted to Cash over time for distribution to the beneficiaries of the Liquidation Trust. Among the Estate assets to be transferred to the Liquidation Trust, the Plan vests the Liquidation Trust with all Estate Actions, including the Estate Action against the Pre-Petition Lenders being asserted by the Debtors in the Lender Avoidance Action.

         On the Effective Date, each of the Debtors, other than RoomStore, will be dissolved, all of the shares of capital stock of the Debtors will be cancelled, released and extinguished, and the holders of Old Common Stock Interests in Heilig-Meyers will not receive any Distributions under the Plan.

         On the Effective Date, Reorganized RoomStore will issue 1,000 shares of its common stock (defined under Section 1.90 as the "New RoomStore Common Stock"), to the Liquidation Trust. Such shares of New RoomStore Common Stock will represent 100% of the shares of the New RoomStore Common Stock issued and outstanding on the Effective Date.

         The shares of New RoomStore Common Stock issued to the Liquidation Trust will be held by the Liquidation Trust for the benefit of holders of Allowed Unsecured Claims under the Plan. Unless the Liquidation Trust Committee contemplated by the Trust Agreement directs the Liquidation Trustee to convert the New RoomStore Common Stock to Cash or marketable securities and to distribute the proceeds thereof or any such marketable securities to such holders, it is anticipated that, after the payment of all Allowed Claims that are senior to the Allowed Unsecured Claims, the Liquidation Trust shall distribute: (i) approximately .008065% of the shares of New RoomStore Common

Stock for every $10,000 of RoomStore Unsecured Claims to the RoomStore Unsecured Claims Reserve on behalf of holders of Allowed RoomStore Unsecured Claims, which shall be distributed as set forth in the Plan; and (ii) the Available New RoomStore Common Stock along with any Available Cash and other properties that may remain in the Liquidation Trust to the Heilig Unsecured Claims Reserve and Funded Debt Unsecured Claims Reserve on behalf of holders of Funded Debt Unsecured Claims and Heilig Unsecured Claims, respectively, which shall be distributed as set forth in the Plan (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims).

         The Plan provides for Cash satisfaction in full, except to the extent otherwise agreed, of:

         (a) Allowed Administrative Claims on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date and (ii) the first Periodic Distribution Date occurring after the later of (x) the date a Disputed Administrative Claim becomes an Allowed Administrative Claim or (y) the date a Disputed Administrative Claim becomes payable pursuant to an agreement between the Liquidation Trustee and the holder of such Disputed Administrative Claim;

         (b) Allowed Priority Tax Claims through (i) equal Cash payments made on the last Business Day of every three month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on 90 day United States Treasuries on the Effective Date,
         (ii) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Liquidation Trustee, or (iii) payment in full in Cash;

         (c) Allowed Other Priority Claims on the later of (i) the Effective Date and (ii) the first Periodic Distribution Date occurring after the later of (x) the date a Disputed Other Priority Claim becomes an Allowed Other Priority Claim or (y) the date a Disputed Other Priority Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Other Priority Claim; and

         (d) Allowed Other Secured Claims on the later of (i) the Effective Date and (ii) first Periodic Distribution Date occurring after the later of
         (x) the date a Disputed Other Secured Claim becomes an Allowed Other Secured Claim or (y) the date a Disputed Other Secured Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Other Secured Claim.

         On or before the Effective Date, the holders of the Allowed Wachovia Secured Claim, the Allowed Prudential Notes Secured Claim, and the Allowed Synthetic Lease Secured Claim shall have received Cash equal to the amount of such Allowed Claims and, to the extent the holders of such Allowed Claims shall not have received Cash equal to the total amount of such Allowed Claims, such holders shall receive the Bank Group Secured Notes in the amount of their Allowed Claims, less any cash received on account of such Allowed Claims. Holders of Allowed Bondholder Secured Claims, if any, will receive in full satisfaction of such Allowed Claims an equal and ratable distribution of the proceeds received by the Pre-Petition Lenders on account of their Allowed Claims in Classes 2(a), 2(b) and 2(c). Holders of Subordinated Debt Securities Claims, Subordinated Equity Securities Claims, and Interests will not receive any distributions under the Plan.

         Subject to the restrictions on modifications set forth in Bankruptcy Code Section 1127, Bankruptcy Rule 3019, and in this Plan, the Debtors and the Creditors' Committee each reserve their right to alter, amend or modify this Plan one or more times, before the Plan's substantial consummation. Either of the Debtors or the Creditors' Committee may at any time, with or without cause, withdraw as a proponent of this Plan and such withdrawal by either the Debtors or the Creditors' Committee shall constitute a revocation and withdrawal of the Plan by both the Debtors and the Creditors' Committee.

                                   ARTICLE I

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME


A.       Scope of Definitions

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

B.       Definitions

         1.1 "503 Deadline" shall have the meaning ascribed to it in Section 9.2 hereof.

         1.2 "7.40% Notes" means the 7.40% Notes due February 15, 2002 in the aggregate principal amount of $100 million, issued by MacSaver pursuant to the 7.40% Notes Indenture and guaranteed by Heilig-Meyers.

         1.3 "7.40% Notes Indenture" means that certain indenture dated as of August 1, 1996, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver and First Union National Bank, f/k/a First Union National Bank of Virginia, as indenture trustee, pursuant to which MacSaver issued and Heilig-Meyers guaranteed the 7.40% Notes.

         1.4 "7.60% Notes" means the 7.60% Notes due August 1, 2007 in the aggregate principal amount of $175 million, issued by MacSaver pursuant to the 7.60% Notes Indenture and guaranteed by Heilig-Meyers.

         1.5 "7.60% Notes Indenture" means that certain indenture dated as of August 1, 1996, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver and First Union National Bank, f/k/a First Union National Bank of Virginia, as indenture trustee, pursuant to which MacSaver issued and Heilig-Meyers guaranteed the 7.60% Notes.

         1.6 "7.88% Notes" means the 7.88% Notes due August 1, 2003 in the aggregate principal amount of $200 million, issued by MacSaver pursuant to the 7.88% Notes Indenture and guaranteed by Heilig-Meyers.

         1.7 "7.88% Notes Indenture" means that certain indenture dated as of August 1, 1996, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver and First Union National Bank, f/k/a

First Union National Bank of Virginia, as indenture trustee, pursuant to which MacSaver issued and Heilig-Meyers guaranteed the 7.88% Notes.

         1.8 "Administrative Claims Bar Date" means the deadline for filing all proofs of claims or interest established by the Bankruptcy Court as August 29, 2003.

         1.9 "Administrative Bar Date Order" means that order entered by the Bankruptcy Court on June 23, 2003, which, among other things, established the Administrative Bar Date.

         1.10 "Administrative Claim" means any Claim constituting a cost or expense of administration of the Chapter 11 Cases allowed under Sections 503(b) and 507(a)(1) including, but not limited to, any actual and necessary costs and expenses of preserving the Debtors' estates, any actual and necessary costs and expenses of operating the Debtors' businesses, any indebtedness or obligations incurred or assumed by the Debtors, as Debtors in Possession, during the Chapter 11 Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under Section 330 or 503 of the Bankruptcy Code, the Indenture Trustee Fees and any fees or charges assessed against the Debtors' estates under section 1930 of chapter 123 of title 28 of the United States Code.

         1.11 "Administrative Claims Reserve" means the reserve to be established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all distributions that may be made on grounds of any Disputed Administrative Claims pending entry of a Final Order allowing or disallowing such Disputed Administrative Claims.

         1.12 "Affiliates" shall have the meaning ascribed to such term by
Section 101(2) of the Bankruptcy Code.

         1.13 "Allowed Claim" means, with respect to a Claim or any portion thereof, a Claim (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court as the Liquidation Trustee and the holder of such Claim agrees may adjudicate such Claim and objections thereto) or (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

         1.14 "Available Cash" means all Cash held by the Liquidation Trustee after paying (or reserving or otherwise providing for the payment of ): (a) all Administrative Claims, Priority Tax Claims, Other Priority Claims and Other

Secured Claims; and (b) all liabilities, costs and expenses of the Liquidation Trust, including without limitation, the liabilities, costs and expenses incurred (or that are reasonably likely to be incurred) by the Liquidation Trustee and the members of the Liquidation Trust Committee in the performance of their respective duties under the Trust Agreement, in such amounts as the Liquidation Trustee shall determine, in his sole discretion, to be appropriate.

         1.15 "Available New RoomStore Common Stock" means all New RoomStore Common Stock held by the Liquidation Trustee after distributing or reserving approximately 21% of the New RoomStore Common Stock to or on behalf of the RoomStore Unsecured Claims.

         1.16 "Ballot" means each of the ballot forms that are distributed to holders of Claims who are included in Classes that are entitled to vote to accept or reject the Plan.

         1.17 "Bank Group Secured Notes" means the senior secured notes issued by the Liquidation Trust in the aggregate face amount of $128.5 million, less the aggregate amount of Cash paid to holders of Allowed Claims in Classes 2(a), 2(b) and 2(c), which notes shall bear interest at a rate of 7% per annum and be secured by the assets of the Liquidation Trust.

         1.18 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified in Title 11 of the United States Code, 11 U.S.C.ss.ss. 101-1330, as in effect on the date hereof.

         1.19 "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Virginia.

         1.20 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

         1.21 "Bar Date" means the deadline for filing all proofs of claim or interest established by the Bankruptcy Court as July 16, 2001, including Claims of governmental units in accordance with Section 502(b)(9) of the Bankruptcy Code, except Administrative Claims.

         1.22 "Bar Date Order" means that order entered by the Bankruptcy Court on May 30, 2001, which, among other things, established the Bar Date.

         1.23 "Beneficiaries" means the holders of Allowed Claims, irrespective of whether such Claims are Allowed on or after the Effective Date.

         1.24 "Bondholder Secured Claims" means a Claim asserted by the Indenture Trustee arising from Section 1008 of the Indenture.

         1.25 "Business Day" means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.

         1.26 "Cash" means legal tender of the United States.

         1.27 "Certificate" shall have the meaning ascribed to it in Section 8.4 hereof.

         1.28 "Chapter 11 Case(s)" means the Chapter 11 Cases of the Debtors pending in the Bankruptcy Court.

         1.29 "Claim" means a claim against the Debtors (or any of them), whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

         1.30 "Claimholder" means a holder of a Claim.

         1.31 "Claims Agent" means Bankruptcy Services, LLC, the Claims, Noticing and Balloting Agent to the Debtors as approved by Bankruptcy Court on August 16, 2000.

         1.32 "Claims Objection Deadline" means that day which is one hundred eighty (180) days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties in interest.

         1.33 "Class" means a category of Claimholders or Interestholders described in Article III of the Plan.

         1.34 "Class 5(b) Reallocation Amount" means the amount of zero if Allowed Class 5(c) Claims are more than $624 million. If Allowed Class 5(c) Claims are less than $624 million, then the Class 5(b) Reallocation Amount shall be the number of Trust Interests determined according to the Class 5(b) Reallocation Amount Formula.

         1.35 "Class 5(b) Reallocation Amount Formula" means (624,000,000 - C) * ..0391, where "C" is equal to the Allowed Class 5(c) Claims.

         1.36 "Class 5(b) Trust Allocation" means (a) 59,350,000 Trust Interests, minus (b) Class 5(c) Reallocation Amount, minus (c) Class 5(c) Litigation Recovery Reallocation, plus (d) Class 5(b) Reallocation Amount.

         1.37 "Class 5(c) Litigation Recovery Reallocation" means the number of Trust Interests derived from the following formula: (B / 128,500,000) * 5,400,000, where "B" is equal to the aggregate cash payment made to the Liquidation Trust by the Pre-Petition Lenders.

         1.38 "Class 5(c) Reallocation Amount" means the amount zero if Allowed Class 5(c) Claims are less than $624 million. If Allowed Class 5(c) Claims are more than $624 million, then the Class 5(c) Reallocation Amount is equal to the product derived from the Class 5(c) Reallocation Amount Formula.

         1.39 "Class 5(c) Reallocation Amount Formula" means (A-624,000,000) * ..0391, where "A" is equal to the Allowed Class 5(c) Claims.

         1.40 "Class 5(c) Trust Allocation" means (a) 40,650,000, plus (b) Class 5(c) Reallocation Amount, plus (c) Class 5(c) Litigation Recovery Reallocation, minus (d) Class 5(b) Reallocation Amount.

         1.41 "Confirmation Date" means the date of entry of the Confirmation Order.

         1.42 "Confirmation Hearing" means the hearing before the Bankruptcy Court on confirmation of the Plan and related matters under Section 1128 of the Bankruptcy Code.

         1.43 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

         1.44 "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

         1.45 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

         1.46 "Cure Claim" shall have the meaning ascribed to it in Section 7.2 hereof.

         1.47 "Cure Claim Submission Deadline" shall have the meaning ascribed to it in Section 7.2 hereof.

         1.48 "Cure Claim Objection Deadline" shall have the meaning ascribed to it in Section 7.2 hereof.

         1.49 "Debtor Subsidiaries" means, collectively, Heilig-Meyers Furniture Company, Heilig-Meyers Furniture West, Inc., HMY Star, Inc., HMY RoomStore, Inc. and MacSaver Financial Services, Inc., each of which is a direct or indirect subsidiary of Heilig-Meyers and is a Debtor and Debtor-in-Possession in the Chapter 11 Cases.

         1.50 "Debtors" means, collectively, Heilig-Meyers and the Debtor Subsidiaries.

         1.51 "Debtors-in-Possession" means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases under Sections 1107(a) and 1108 of the Bankruptcy Code.

         1.52 "Disallowed Claim" means a Claim or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim bar date has been set but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

         1.53 "Disclosure Statement" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

         1.54 "Disputed Administrative Claim" means an Administrative Claim that is a Disputed Claim.

         1.55 "Disputed Claim" means a Claim or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtors or have been Scheduled at zero, as unknown or as contingent, unliquidated or disputed and (ii) are not the subject of an objection in the Bankruptcy Court, (b) are the subject of a proof of claim that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection with the Bankruptcy Court and which objection has not been withdrawn, settled or overruled by a Final Order of the Bankruptcy Court.

         1.56 "Disputed Funded Debt Unsecured Claim" means a Funded Debt Unsecured Claim that is a Disputed Claim.

         1.57 "Disputed Heilig Unsecured Claim" means a Heilig Unsecured Claim that is a Disputed Claim.

         1.58 "Disputed Other Priority Claim" means an Other Priority Claim that is a Disputed Claim.

         1.59 "Disputed Other Secured Claim" means an Other Secured Claim that is a Disputed Claim.

         1.60 "Disputed RoomStore Unsecured Claim" means a RoomStore Unsecured Claim that is a Disputed Claim.

         1.61 "Distributions" means the distributions of Cash, shares of New RoomStore Common Stock and other property, if any, held in the Liquidation Trust to be made in accordance with the Plan and/or the Trust Agreement.

         1.62 "Effective Date" means the Business Day on which all conditions to the consummation of the Plan set forth in Section 11.2 hereof have been either satisfied or waived as provided in Section 11.3 hereof and is the day upon which this Plan is substantially consummated.

         1.63 "Entity" means as defined in Section 101(15) of the Bankruptcy
Code.

         1.64 "Estates" means the bankruptcy estates of the Debtors created pursuant to Section 541 of the Bankruptcy Code.

         1.65 "Estate Action" means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims that may be asserted by any Debtor's Chapter 11 estate, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including, without limitation, actions against Persons arising under Sections

502, 510, 541, 542, 543, 544, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such actions.

         1.66 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.67 "Exhibit" means an exhibit annexed to either this Plan or the Disclosure Statement.

         1.68 "Existing Securities" means, collectively, the Unsecured Notes, the Prudential Notes, the Old Common Stock, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing.

         1.69 "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.70 "Funded Debt Unsecured Claim" means any Unsecured Claim arising from the Synthetic Leases, Wachovia Credit Agreement, Prudential Notes Agreement, and/or Indentures.

         1.71 "Funded Debt Unsecured Claims Reserve" means the reserve established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all Distributions that may be made on account of any Disputed Funded Debt Unsecured Claims to be reserved pending the entry of a Final Order allowing or disallowing such Disputed Funded Debt Unsecured Claims.

         1.72 "Furniture Company" means Heilig-Meyers Furniture Company, a North Carolina corporation, and a Debtor-in-Possession in the above-captioned Chapter 11 Case No. 00-34534-DOT pending in the Bankruptcy Court.

         1.73 "Heilig-Meyers" means Heilig-Meyers Company, a Virginia corporation, and a Debtor-in-Possession in the above-captioned Chapter 11 Case No. 00-34533-DOT pending in the Bankruptcy Court.

         1.74 "Heilig Unsecured Claim" means any Unsecured Claim against Heilig-Meyers, Furniture Company, Heilig-Meyers Furniture West, Inc., MacSaver, and HMY Star, Inc.

         1.75 "Heilig Unsecured Claims Reserve" means the reserve established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all Distributions that may be made on account of any Disputed Heilig Unsecured Claims to be reserved pending the entry of a Final Order allowing or disallowing such Disputed Heilig Unsecured Claims.

         1.76 "Impaired" refers to any Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

         1.77 "Indentures" means collectively, the 7.40% Notes Indenture, the 7.60% Notes Indentures and the 7.88% Notes Indenture.

         1.78 "Indenture Trustee" means Wells Fargo Bank Minnesota, N.A., as successor Indenture trustee pursuant to the Indentures.

         1.79 "Indenture Trustee Fees" means the reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Indenture Trustee, whether prior to or after the Petition Date and through the Effective Date; provided, however, that the Indenture Trustee Fees shall not include any fees incurred by the Indenture Trustee in seeking to enforce any of the rights that the holder(s) of the Bondholder Secured Claims may have against the Pre-Petition Lenders in respect of such holders' claims that they have lien rights in and/or to the collateral proceeds received (or to be received) by the Pre-Petition Lenders on an equal and ratable basis with the Pre-Petition Lenders pursuant to Section 1008 of the Indentures and/or other applicable law.

         1.80 "Initial Distribution Date" means, with respect to Distributions made to holders of Allowed Claims, other than holders of Allowed Unsecured Claims, a date selected by the Liquidation Trustee, which date shall not be more than 90 Business Days after the Effective Date, and, with respect to Distributions made to holders of Allowed Unsecured Claims, a date selected by the Liquidation Trustee, which date must not be less than 60 days prior to the termination of the Liquidation Trust.

         1.81 "Intercompany Claim" means a Claim by a Debtor against another Debtor.

         1.82 "Interest" means (a) the legal, equitable, contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to the Old Common Stock or any other equity securities of the Debtors and (b) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

         1.83 "Interestholder" means a holder of an Interest.

         1.84 "Lender Avoidance Action" means the adversary proceeding filed in the Debtors' Chapter 11 Cases styled Heilig-Meyers Company, et al. v. Wachovia Bank, N.A., et al., Adv. Proc. No. 02-06158.

         1.85 "Liquidation Trust" means the trust which is created pursuant to this Plan to be administered by the Liquidation Trustee subject to the direction of the Liquidation Trust Committee, all as more specifically set forth in this Plan.

         1.86 "Liquidation Trust Committee" means the three-member committee as contemplated by the Trust Agreement.

         1.87 "Liquidation Trustee" means the trustee of the Liquidation Trust as contemplated by the Trust Agreement.

         1.88 "MacSaver" means MacSaver Financial Services, Inc., a Delaware corporation, and a Debtor-in-Possession in the above-captioned Chapter 11 Case No. 00-34538 pending in the Bankruptcy Court.

         1.89 "MacSaver Unsecured Claim" means an Unsecured Claim against MacSaver.

         1.90 "New RoomStore Common Stock" means the common stock, one cent par value per share, of Reorganized RoomStore to be issued pursuant to Section 6.14 of the Plan on the Effective Date.

         1.91 "New Credit Facility" means the post-Effective Date revolving credit and/or term loan facilities and, potentially, a high yield or similar securities offering, to be extended to Reorganized RoomStore as described in the Plan Supplement.

         1.92 "Old Common Stock" means shares of Heilig-Meyers common stock that were authorized, issued and outstanding prior to the Effective Date.

         1.93 "Other Priority Claim" means a Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

         1.94 "Other Priority Claims Reserve" means the reserve to be established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all Distributions that may be made on account of any Disputed Other Priority Claims pending the entry of a Final Order allowing or disallowing such Disputed Other Priority Claims.

         1.95 "Other Secured Claim" means any Secured Claim other than a Wachovia Secured Claim, Prudential Notes Secured Claim, Bondholder Secured Claim or Synthetic Lease Secured Claim. Other Secured Claims include Claims secured by liens junior in priority to existing liens, whether by operation of law, contract or otherwise, but solely to the extent of the value, as of the Effective Date, or such other date as is established by the Bankruptcy Court, of such Claimholder's interest in the Estates' interest in property of the Estates after giving effect to all security interests or liens senior in priority.

         1.96 "Other Secured Claim Reserve" means the reserve to be established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all distributions that may be made on account of Disputed Other Secured Claims pending the entry of a Final Order allowing or disallowing such Disputed Other Secured Claims.

         1.97 "Periodic Distribution Date" means (a) the Initial Distribution Date, as to the first distribution made by the Liquidation Trustee, and (b) thereafter, each Quarterly Distribution Date, as to each subsequent distribution made by the Liquidation Trustee.

         1.98 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in Section 101(27) of the Bankruptcy Code), or other Entity.

         1.99 "Petition Date" means August 16, 2000, the date on which the Debtors filed their voluntary petitions commencing the Chapter 11 Cases.

         1.100 "Plan" means this joint plan of reorganization, which is jointly proposed by the Debtors and the Creditors' Committee for resolution of outstanding Claims and Interests in the Chapter 11 Cases, as such plan may be further amended from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the provisions hereof.

         1.101 "Plan Schedules" means a schedule annexed to either this Plan or as an appendix to the Disclosure Statement.

         1.102 "Plan Supplement" means those Exhibits to the Plan that shall be filed with the Bankruptcy Court by the Plan Supplement Filing Date.

         1.103 "Plan Supplement Filing Date" means the date on which Exhibits to the Plan shall be filed with the Bankruptcy Court, which date shall be at least ten (10) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court.

         1.104 "Post-Petition Interest" means, collectively, such interest, reasonable fees, costs, or charges provided for under the agreements between a Debtor and a holder of a Secured Claim.

         1.105 "Pre-Petition Lenders" means holders of Claims in Classes 2(a) and 2(b) and 2(c).

         1.106 "Priority Tax Claim" means a Claim entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

         1.107 "Pro Rata" means, from time to time, unless the Plan specifically provides otherwise, with respect to Allowed Claims, the same proportion that the amount of an Allowed Claim in a particular Class of a Debtor bears to the sum of the aggregate amounts of all Claims (including Disputed Claims, but excluding Disallowed Claims) of that particular Class of Claims for all Debtors.

         1.108 "Professional" means those Persons employed in the Chapter 11 Cases pursuant to Sections 327 and 1103 of the Bankruptcy Code or otherwise.

         1.109 "Professional Claim" means a Claim of a professional retained in the Chapter 11 Cases pursuant to Sections 327 and 1103 of the Bankruptcy Code or otherwise, including Bilzin Sumberg Baena Price & Axelrod LLP as special counsel to the Debtors, for compensation or reimbursement of costs and expenses relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

         1.110 "Professional Fee Order" means the order entered by the Bankruptcy Court on August 16, 2000, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

         1.111 "Prudential Notes" means the 11.99% Series B Guaranteed Senior Notes due January 13, 2002 in the aggregate principal amount of $60 million, issued by MacSaver pursuant to the Prudential Notes Agreement and guaranteed by Heilig-Meyers.

         1.112 "Prudential Notes Agreement" means that certain Note Agreement dated as of January 13, 1995, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver, The Prudential Insurance Company of America and Pruco Life Insurance Company, pursuant to which MacSaver issued and Heilig-Meyers guaranteed the Prudential Notes.

         1.113 "Prudential Notes Secured Claim" means a Secured Claim arising under the Prudential Notes Agreement.

         1.114 "Quarterly Distribution Date" means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30 and December 31) of each calendar year following the Initial Distribution Date.

         1.115 "Record Date" means the record date for purposes of making Distributions under the Plan on account of Allowed Claims, which date shall be [o].

         1.116 "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with Section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, "going dark" provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

         1.117 "Released Parties" means, collectively, [o].

         1.118 "Released Directors and Officers" means, collectively, [o].

         1.119 "Reorganized RoomStore" means, after the Effective Date, RoomStore and any successor thereto by merger, consolidation or otherwise.

         1.120 "Reserve" means any of, or collectively, the Administrative Claims Reserve, the Other Priority Claims Reserve, the Other Secured Claims Reserve, the RoomStore Unsecured Claims Reserve, the Funded Debt Unsecured Claims Reserve, and the Heilig Unsecured Claims Reserve.

         1.121 "Rhodes" means Rhodes Holdings, Inc. and Rhodes Holdings II, Inc.

         1.122 "RoomStore" means HMY Roomstore, Inc., a Virginia corporation, and a Debtor-in-Possession in the above-captioned Case No. 00-34537 pending in the Bankruptcy Court.

         1.123 "RoomStore Assets" means the Assets of RoomStore, and the other Debtors that are necessary to the operation of the RoomStore business and are identified in the Plan Supplement.

         1.124 "RoomStore Unsecured Claim" means an Unsecured Claim against RoomStore.

         1.125 "RoomStore Unsecured Claims Reserve" means the reserve to be established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all Distributions that may be made on account of any Disputed RoomStore Unsecured Claims pending the entry of a Final Order allowing or disallowing such Disputed RoomStore Unsecured Claims.

         1.126 "SEC" means the United States Securities and Exchange Commission.

         1.127 "Scheduled" means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

         1.128 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

         1.129 "Secured Claim" means a Claim (to include Postpetition Interest to the extent permitted by applicable law) held by a Claimholder and secured by a security interest in or lien on property of the Estates to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder's interest in the Estates' interest in property of the Estates as determined by a Final Order of the Bankruptcy Court pursuant to Section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Claimholder.

         1.130 "Security" shall have the meaning ascribed to it in Section 101(49) of the Bankruptcy Code.

         1.131 "Securities Act" means the Securities Act of 1933, as amended.

         1.132 "Solicitation Procedures Order" means the order of the Bankruptcy Court approved on [o], pursuant to which the Bankruptcy Court, inter alia, approved the Disclosure Statement and set various procedures for soliciting and tabulating votes on the Plan, as the same may have been amended or modified from time to time thereafter.

         1.133 "Subordinated Debt Securities Claim" means a Claim subject to subordination under Section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of a debt Security of any Debtor (including, but not limited to, the Unsecured Notes and the Prudential Notes), or for damages arising from the purchase or sale of such a debt Security, or for reimbursement, indemnification, or contribution allowed under Section 502 of the Bankruptcy Code on account of such Claim.

         1.134 "Subordinated Equity Securities Claim" means a Claim subject to subordination under Section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of an equity Security of any Debtor (including, but not limited to, Old Common Stock), or for damages arising from the purchase or sale of such an equity Security, or for reimbursement, indemnification, or contribution allowed under Section 502 of the Bankruptcy Code on account of such Claim.

         1.135 "Synthetic Lease(s)" means (a) that certain $12 million Tax Ownership Operating Lease in respect of certain properties located in Mount Sterling, Kentucky and Athens, Texas pursuant to the terms of, among other documents: (i) that certain Lease Agreement dated January 31, 1996, among State Street Bank and Trust Company, as owner-trustee and lessor, Arthur J. MacDonald, as trustee, and Furniture Company, as lessee, and (ii) that certain Participation and Credit Agreement dated as of January 31, 1996, among Furniture Company, State Street Bank and Trust Company, as owner-trustee, Wachovia Bank, N.A., as note holder and agent, and Wachovia Securities, Inc. as certificate holder, in each case as amended and modified; (b) that certain $40 million Tax Ownership Operating Lease in respect of certain properties in Hesperia, California and Richmond, Virginia pursuant to the terms of, among other documents: (i) that certain Lease Agreement dated as of August 1, 1996 among State Street Bank and Trust Company, as owner-trustee and lessor, and Furniture Company as lessee, and (ii) that certain Participation and Credit Agreement dated as of August 1, 1996, among Furniture Store, State Street Bank and Trust Company, as owner-trustee, Wachovia Bank, N.A. as note holder and agent, and Wachovia Securities, Inc. as certificate holder, in each case as amended and modified; and (c) that certain $46.6 million lease arrangement pursuant to the terms of, among other documents, that certain Lease Agreement dated as of August 5, 1998, between First Security Bank, National Association, as owner-trustee under the HM Realty Trust 1998-1, as lessor, and Furniture Company, as lessee, as amended and modified.

         1.136 "Synthetic Lease Secured Claim" means a Secured Claim against Furniture Company and Heilig-Meyers arising under the Wachovia Credit Agreement.

         1.137 "Trust Agreement" means that certain Liquidation Trust Agreement which is to govern the Liquidation Trust, substantially in the form attached in the Plan Supplement, pursuant to which, among other things, the Trust Assets shall be liquidated and distributed to the Claimholders in a manner consistent with the terms of this Plan.

         1.138 "Trust Assets" means all assets of all of the Estates, which are to be transferred to the Liquidation Trust upon the Effective Date pursuant to

Section 6.7 of the Plan, except for the RoomStore Assets to be vested in Reorganized RoomStore pursuant to Section 6.5 of this Plan.

         1.139 "Trust Interest" means one (1) interest out of the one hundred
(100) million beneficial interests in the Liquidation Trust.

         1.140 "Trustee Professional(s)" shall have the meaning ascribed to it in Section 6.9 of this Plan.

         1.141 "Unimpaired" refers to any Claim that is not Impaired.

         1.142 "Unsecured Bondholder" refers to a holder of an Unsecured Claim arising from the Indenture.

         1.143 "Unsecured Bondholder Claim" refers to any Unsecured Claim arising from the Indenture.

         1.144 "Unsecured Claim" means a Claim that is not an Administrative Claim or a Priority Tax Claim and is not classified as a Claim included within any of Classes 1, 2, 3, 4, 6 or 7.

         1.145 "Unsecured Notes" means, collectively, the 7.40% Notes, the 7.60% Notes, and the 7.88% Notes.

         1.146 "Voting Deadline" means the deadline for voting on the Plan, as the same may from time to time be modified, set forth in the Solicitation Procedures Order.

1.147 "Wachovia Credit Agreement" means that certain Credit Agreement dated as of July 18, 1995, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver, as borrower, Heilig-Meyers, as guarantor, Wachovia Bank, N.A., as administrative agent, Bank of America, N.A., as documentation agent, Crestar Bank, as co-agent, First Union National Bank, as co-agent, and the other lenders identified therein.

         1.148 "Wachovia Secured Claim" means a Claim arising under the Wachovia Credit Agreement.

C.       Rules of Interpretation

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or Exhibit filed or to be filed means such document or Exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Bankruptcy Code Section 102 and in the Bankruptcy Rules shall apply. In the event there are any inconsistencies between the Plan, the Plan Schedules or any other document contemplated herein to be created, executed or implemented pursuant to the Plan, the provisions of the Plan shall control. To the extent there is a conflict between the contents of the Disclosure Statement and the terms of the Plan, the terms of the Plan shall control.

D.       Computation of Time

         In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.       Exhibits

         All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the Plan Supplement Filing Date, copies of Exhibits can be obtained upon written request to LeClair Ryan, A Professional Corporation, 707 East Main Street, 11th Floor, Richmond, Virginia 23219, Attn: Bruce H. Matson, Esq., or by downloading such exhibits from the Bankruptcy Court's website at www.vaeb.uscourts.gov. To the extent any Exhibit is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the Plan shall control.

                                   ARTICLE II

                              ADMINISTRATIVE CLAIMS
                             AND PRIORITY TAX CLAIMS

2.1 Administrative Claims(a) . (a) Except to the extent that a holder of an Allowed Administrative Claim agrees to different treatment, the Debtors or the Liquidation Trust, as the case may be, shall pay to each holder of an Allowed Administrative Claim Cash in an amount equal to such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date or (ii) the first Periodic Distribution Date occurring after the later of (x) the date a Disputed Administrative Claim becomes an Allowed Administrative Claim or (y) the date a Disputed Administrative Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Disputed Administrative Claim; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by RoomStore in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Notwithstanding any provision contained in this Plan to the contrary, all Indenture Trustee Fees shall be paid in Cash on the Effective Date by the Debtors or the Liquidation Trust, as the case may be, as Administrative Claims, without the need for application to, or approval of, any court.

(b) On the Effective Date, the Liquidation Trustee shall apply Cash held by the Liquidation Trust to establish the Administrative Claims Reserve. The Administrative Claims Reserve will be funded in the full amount asserted (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with Section 4.14 of the Plan) with respect to each of the Disputed Administrative Claims, if any. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Administrative Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

(c) Any Cash held in the Administrative Claims Reserve with respect to any Disputed Administrative Claim that shall become an Allowed Administrative Claim, after the payment or other discharge and satisfaction of any such Allowed Administrative Claim (or any Cash held in the Administrative Claims Reserve with respect to any Disputed Administrative Claim that shall become a Disallowed Administrative Claim), shall revest in the Liquidation Trust for the benefit of holders of Funded Debt Unsecured Claims and Heilig Unsecured Claims and thereafter shall be administered by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

2.2 Priority Tax Claims(a) . Except to the extent that a holder of an Allowed Priority Tax Claim agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors or the Liquidation Trust, as the case may be, (i) deferred, periodic Cash payments made quarterly on the first Business Day of the first month following the Effective Date that is at least ninety (90) days subsequent to the Effective Date, over a period not exceeding six years after the assessment of the tax on which such

Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on 90 day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Liquidation Trustee, or (iii) payment in full in Cash.

                                  ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

3.1 Introduction. Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. Pursuant to Section 4.14 of the Plan, the Debtors may ask the Bankruptcy Court to estimate certain disputed claims. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in Sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article II herein.

Class  Designation                            Impairment    Entitled to Vote
-----  -----------                            ----------    ----------------
1      Other Priority Claims                  Unimpaired   No (deemed to accept)
2(a)   Wachovia Secured Claims                Unimpaired   No (deemed to accept)
2(b)   Prudential Notes Secured Claims        Unimpaired   No (deemed to accept)
2(c)   Synthetic Lease Secured Claims         Unimpaired   No (deemed to accept)
3      Bondholder Secured Claims              Unimpaired   No (deemed to accept)
4      Other Secured Claims                   Unimpaired   No (deemed to accept)
5(a)   RoomStore Unsecured Claims             Impaired     Yes
5(b)   Funded Debt Unsecured Claims           Impaired     Yes
5(c)   Heilig Unsecured Claims                Impaired     Yes
6(a)   Subordinated Debt Securities Claims    Impaired     No (deemed to reject)
6(b)   Subordinated Equity Securities Claims  Impaired     No (deemed to reject)
7      Old Common Stock Interests             Impaired     No (deemed to reject)

                                   ARTICLE IV

                           PROVISIONS FOR TREATMENT OF
                              CLAIMS AND INTERESTS

         4.1 Class 1 (Other Priority Claims)(a) . (a) Except to the extent that a holder of an Allowed Other Priority Claim agrees to different treatment, the Debtors or the Liquidation Trust, as the case may be, shall pay to each holder of an Allowed Other Priority Claim Cash in an amount equal to such Allowed Other Priority Claim on the later of (i) the Effective Date and (ii) the first Periodic Distribution Date occurring after the later of (x) the date a Disputed Other Priority Claim becomes an Allowed Other Priority Claim or (y) the date a Disputed Other Priority Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Other Priority Claim.

(b) On the Effective Date, the Liquidation Trustee shall apply Cash held by the Liquidation Trust to establish the Other Priority Claims Reserve. The Other Priority Claims Reserve will be funded in the full amount asserted (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with
Section 4.14 of the Plan) with respect to each of the Disputed Other Priority Claims, if any. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Other Priority Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

(c) Any Cash held in the Other Priority Claims Reserve with respect to any Disputed Other Priority Claim that shall become an Allowed Other Priority Claim, after the payment or other discharge and satisfaction of any such Allowed Other Priority Claim (or any Cash held in the Other Priority Claims Reserve with respect to any Disputed Other Priority Claim that shall become a Disallowed Other Priority Claim), shall revest in the Liquidation Trust for the benefit of Funded Debt Unsecured Claims and Heilig Unsecured Claims and thereafter shall be administered by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

         4.2 Class 2(a) (Wachovia Secured Claim)(a) . (a) On or before the Effective Date, the Debtors will have provided to Wachovia Bank, N.A., as administrative or collateral agent for the holders of the Wachovia Secured Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Wachovia Secured Claim (i) Cash equal to the amount of the Allowed Wachovia Secured Claim, provided, however, to the extent the holders of the Allowed Wachovia Secured Claims shall not have received Cash equal to the total amount of such Allowed Wachovia Secured Claim, such holders shall also receive their Pro Rata share of the Bank Group Secured Notes, or (ii) such less favorable treatment as to which the Debtors, the Creditors' Committee and Wachovia Bank, N.A., as administrative or collateral agent for the holders of the Wachovia Secured Claim, shall have agreed in writing. To the extent the Bankruptcy Court finds that the Allowed Wachovia Secured Claims have been satisfied in full on or before the Effective Date, holders of Allowed Wachovia Secured Claims shall not receive any additional distribution on account of such Allowed Wachovia Secured Claim pursuant to the Plan.

            (b) Class 2(a) is not impaired and is deemed to have accepted the Plan and, therefore, is not entitled to vote.

         4.3 Class 2(b) (Prudential Notes Secured Claim)(a) . (a) On or before the Effective Date, the Debtors will have paid to the holders of (or the collateral agent for) the Prudential Notes Secured Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Prudential Notes Secured Claim (i) Cash equal to the amount of the Allowed Prudential Notes Secured Claim, provided, however, to the extent the holders of the Allowed Prudential Notes Secured Claims shall not have received Cash equal to the total amount of such Allowed Prudential Notes Secured Claims, such holders shall also receive their Pro Rata share of the Bank Group Secured Notes, or (ii) such less favorable treatment as to which the Debtors, the Creditors' Committee and the holders of (or the collateral agent for) the Prudential Notes Secured Claim, shall have agreed in writing. To the extent the Bankruptcy Court finds that the Allowed Prudential Notes Secured Claims have been satisfied in full on or before the Effective Date, holders of Allowed Prudential Notes Secured Claims shall not receive any additional distribution on account of such Allowed Prudential Notes Secured Claim pursuant to the Plan.

            (b) Class 2(b) is not impaired and is deemed to have accepted the Plan and, therefore, is not entitled to vote.

         4.4 Class 2(c) (Synthetic Lease Secured Claims)(a) . (a) On or before the Effective Date, the Debtors will have paid to the holders of (or the collateral agent for) the Synthetic Lease Secured Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Synthetic Lease Secured Claim (i) Cash equal to the amount of the Allowed Synthetic Lease Secured Claim, provided, however, to the extent the holders of the Allowed Synthetic Lease Secured Claims shall not have received Cash equal to the total amount of such Allowed Synthetic Lease Secured Claims, such holders shall also receive their Pro Rata share of the Bank Group Secured Notes, or (ii) such less favorable treatment as to which the Debtors, the Creditors' Committee and the holders of (or the collateral agent for ) the Synthetic Lease Secured Claim, shall have agreed in writing. To the extent the Bankruptcy Court finds that the Allowed Synthetic Lease Secured Claims have been satisfied in full on or before the Effective Date, holders of Allowed Synthetic Lease Secured Claims shall not receive any additional distribution on account of such Allowed Synthetic Lease Secured Claim pursuant to the Plan.

            (b) Class 2(c) is not impaired and is deemed to have accepted the Plan and, therefore, is not entitled to vote.

         4.5 Class 3 (Bondholder Secured Claim). Nothing about the terms or implementation of this Plan shall modify or adversely affect any of the rights that the holder(s) of the Bondholder Secured Claims may have against the Pre-Petition Lenders in respect of such holders' claims that they have lien rights in and/or to the collateral proceeds received (or to be received) by the Pre-Petition Lenders on an equal and ratable basis with the Pre-Petition Lenders pursuant to section 1008 of the Indentures, and/or other applicable law.

         4.6 Class 4 (Other Secured Claims)(a) . (a) Except to the extent that the holder of an Allowed Other Secured Claim agrees to different treatment, the Debtors or the Liquidation Trust, as the case may be, shall pay to each holder of an Allowed Other Secured Claim Cash in an amount equal to such Allowed Other Secured Claim on the later of (i) the Effective Date and (ii) first Periodic Distribution Date occurring after the later of (x) the date a Disputed Other

Secured Claim becomes an Allowed Other Secured Claim or (y) the date a Disputed Other Secured Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Other Secured Claim.

            (b) On the Effective Date, the Liquidation Trustee shall use Cash held by the Liquidation Trust to establish the Other Secured Claims Reserve. The Other Secured Claims Reserve will be funded in the full amount asserted (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with
Section 4.14 of the Plan) with respect to each of the Disputed Other Secured Claims, if any. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Other Secured Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

            (c) Any Cash held in the Other Secured Claims Reserve with respect to any Disputed Other Secured Claim that shall become an Allowed Other Secured Claim, after the payment or other discharge and satisfaction of any such Allowed Other Secured Claim (or any Cash held in the Other Secured Claims Reserve with respect to any Disputed Other Secured Claim that shall become a Disallowed Other Secured Claim), shall revest in the Liquidation Trust for the benefit of Funded Debt Unsecured Claims and Heilig Unsecured Claims and thereafter shall be administered by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

         4.7 Class 5(a) (RoomStore Unsecured Claims)(a) . (a) On the Effective Date, the Liquidation Trustee shall apply such portion of the shares of New RoomStore Common Stock as shall be necessary to establish the RoomStore Unsecured Claims Reserve. The RoomStore Unsecured Claims Reserve will be funded in the full amount asserted (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with Section 4.14 of the Plan) with respect to each of the Disputed RoomStore Unsecured Claims. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the RoomStore Unsecured Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

            (b) With respect to all Allowed RoomStore Unsecured Claims, on the Initial Distribution Date and, with respect to all Disputed RoomStore Unsecured Claims that shall become Allowed RoomStore Unsecured Claims, on the first Periodic Distribution Date occurring after the later of (i) the date any such Disputed RoomStore Unsecured Claim becomes an Allowed RoomStore Unsecured Claim or (ii) the date a Disputed RoomStore Unsecured Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such RoomStore Unsecured Claim, such Claimholder shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed RoomStore Unsecured Claim, (x) a Distribution of such Claimholder's Pro Rata share of ..008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured Claims held in the Liquidation Trust, or (y) such less favorable treatment as to which the Liquidation Trustee and such Claimholder shall have agreed in writing.

            (c) Any New RoomStore Common Stock held in the RoomStore Unsecured Claims Reserve with respect to any Disputed RoomStore Unsecured Claim that shall become an Allowed RoomStore Unsecured Claim, after the payment or other discharge and satisfaction of any such Allowed RoomStore Unsecured Claim (or any shares of New RoomStore Common Stock held in the RoomStore Unsecured Claims

Reserve with respect to any Disputed RoomStore Unsecured Claim that shall become a Disallowed RoomStore Unsecured Claim), shall be distributed Pro Rata to the holders of Allowed RoomStore Unsecured Claims.

         4.8 Class 5(b) (Funded Debt Unsecured Claims).(a) On the Effective Date, the Liquidation Trustee shall apply such portion of (i) the Available Cash and (ii) the shares of Available New RoomStore Common Stock as shall be necessary to establish the Funded Debt Unsecured Claims Reserve. The Funded Debt Unsecured Claims Reserve will be funded in the full amount asserted (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with
Section 4.14 of the Plan) with respect to each of the Disputed Funded Debt Unsecured Claims. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Funded Debt Unsecured Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

            (b) With respect to all Allowed Funded Debt Unsecured Claims, on the Initial Distribution Date and, with respect to all Disputed Funded Debt Unsecured Claims that shall become Allowed Funded Debt Unsecured Claims, on the first Periodic Distribution Date occurring after the later of (i) the date any such Disputed Funded Debt Unsecured Claim becomes an Allowed Funded Debt Unsecured Claim or (ii) the date a Disputed Funded Debt Unsecured Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Funded Debt Unsecured Claim, such Claimholder shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Funded Debt Unsecured Claim, (x) a Distribution of such Claimholder's Pro Rata share of the Class 5(b) Trust Allocation (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims), or (y) such less favorable treatment as to which the Liquidation Trustee and such Claimholder shall have agreed in writing.

            (c) Upon the revesting of any Cash in the Liquidation Trust to the Funded Debt Unsecured Claims Reserve for the benefit of Funded Debt Unsecured Creditors pursuant to Sections 2.1, 4.1, and/or 4.6 of the Plan, the Liquidation Trustee shall distribute such Cash, less (i) any Cash reserved by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement, (ii) Cash reserved to pay the liabilities, costs and expenses of the Liquidation Trust, as set forth in the Trust Agreement, and (iii) Cash reserved for the Funded Debt Unsecured Claims, Pro Rata to the holders of Allowed Funded Debt Unsecured Claims. Any such Distribution shall be made on the first Periodic Distribution Date following the date of any such revesting.

            (d) Any Available Cash and shares of Available New RoomStore Common Stock held in the Funded Debt Unsecured Claims Reserve with respect to any Disputed Funded Debt Unsecured Claim that shall become an Allowed Funded Debt Unsecured Claim, after the payment or other discharge and satisfaction of any such Allowed Funded Debt Unsecured Claim (or any Available Cash and shares of New RoomStore Common Stock held in the Unsecured Funded Debt Claims Reserve with respect to any Disputed Funded Debt Unsecured Claim that shall become a Disallowed Funded Debt Unsecured Claim), shall be distributed Pro Rata to the holders of Allowed Funded Debt Unsecured Claims.

         4.9 Class 5(c) (Heilig Unsecured Claims). (a) On the Effective Date, the Liquidation Trustee shall apply such portion of (i) the Available Cash and
(ii) the shares of Available New RoomStore Common Stock as shall be necessary to establish the Heilig Unsecured Claims Reserve. The Heilig Unsecured Claims Reserve will be funded in the full amount asserted (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with Section 4.14 of the
Plan) with respect to each of the Disputed Heilig Unsecured Claims. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Funded Unsecured Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

            (b) With respect to all Allowed Heilig Unsecured Claims, on the Initial Distribution Date and, with respect to all Disputed Heilig Unsecured Claims that shall become Allowed Heilig Unsecured Claims, on the first Periodic Distribution Date occurring after the later of (i) the date any such Disputed Heilig Unsecured Claim becomes an Allowed Heilig Unsecured Claim or (ii) the date a Disputed Heilig Unsecured Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Heilig Unsecured Claim, such Claimholder shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Heilig Unsecured Claim, (x) a Distribution of such Claimholder's Pro Rata share of the Class 5(c) Trust Allocation (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims), or (y) such less favorable treatment as to which the Liquidation Trustee and such Claimholder shall have agreed in writing.

            (c) Upon the revesting of any Cash in the Liquidation Trust in the Heilig Unsecured Claims Reserve for the benefit of the holder of Heilig Unsecured Claims pursuant to Sections 2.1, 4.1, and/or 4.6 of the Plan, the Liquidation Trustee shall distribute such Cash, less (i) any Cash reserved by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement, (ii) Cash reserved to pay the liabilities, costs and expenses of the Liquidation Trust, as set forth in the Trust Agreement, and (iii) Cash reserved for the Heilig Unsecured Claims, Pro Rata to the holders of Allowed Heilig Unsecured Claims. Any such Distribution shall be made on the first Periodic Distribution Date following the date of any such revesting.

            (d) Any Available Cash and shares of New RoomStore Common Stock held in the Heilig Unsecured Claims Reserve with respect to any Disputed Heilig Unsecured Claim that shall become an Allowed Heilig Unsecured Claim, after the payment or other discharge and satisfaction of any such Allowed Heilig Unsecured Claim (or any Available Cash and shares of New RoomStore Common Stock held in the Unsecured Heilig Claims Reserve with respect to any Disputed Heilig Unsecured Claim that shall become a Disallowed Heilig Unsecured Claim), shall be distributed Pro Rata to the holders of Allowed Heilig Unsecured Claims.

         4.10 Class 6(a) (Subordinated Debt Securities Claims). Subordinated Debt Securities Claims shall be cancelled, released, and extinguished and holders of such Claims will not receive any distributions under the Plan.

         4.11 Class 6(b) (Subordinated Equity Securities Claims). Subordinated Equity Securities Claims shall be cancelled, released, and extinguished and holders of such Claims will not receive any distributions under the Plan.

         4.12 Class 7 (Old Common Stock). Old Common Stock Interests shall be cancelled, released, and extinguished and holders of such Interests will not receive any distributions under the Plan.

         4.13 Reservation of Rights. Except as otherwise explicitly provided in the Plan, nothing will affect the rights and defenses, both legal and equitable, of the Debtors, any one of the Debtors, or the Liquidation Trustee with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment of Unimpaired Claims. Except to the extent Reorganized RoomStore expressly assumes an obligation or liability of any other Debtor, the Plan will not operate to impose liability on Reorganized RoomStore for the Claims against any other Debtor or the debts and obligations of any other Debtor, provided that Reorganized RoomStore shall remain liable for any Allowed Administrative Claims arising out of the post-petition business operations of RoomStore.

         4.14 Estimation of Claims. At any time, the Debtors or the Liquidation Trustee may request that the Bankruptcy Court estimate any contingent or unliquidated Claim to the extent permitted by Bankruptcy Code Section 502(c), regardless of whether the Debtors or the Liquidation Trust shall have previously objected to such Claim or whether the Bankruptcy Court shall have ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Claim, the Liquidation Trust may elect to pursue supplemental proceedings to object to the ultimate Allowance of the Claim. All of the foregoing Claims objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

                                   ARTICLE V

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                     IMPAIRED CLASSES OF CLAIMS OR INTERESTS

         5.1 Impaired Classes of Claims and Interests Entitled to Vote. Except as otherwise provided in the Solicitation Procedures Order and the Plan, each Impaired Class of Claims that will receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan. Pursuant to Bankruptcy Code Section 1126(c) and except as provided in Bankruptcy Code Section 1126(e), an Impaired Class of Claims has accepted the Plan if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the holders of Allowed Claims of such Class actually voting on the Plan have voted to accept the Plan.

         5.2 Presumed Acceptances by Unimpaired Classes. Class 1 (Other Priority Claims) and Class 2(a) (Wachovia Secured Claims), Class 2(b) (Prudential Notes Secured Claims), Class 2(c) (Synthetic Lease Secured Claims), Class 3 (Bondholder Secured Claims), and Class 4 (Other Secured Claims) are Unimpaired by the Plan. Under Section 1126(f) of the Bankruptcy Code and/or the Solicitation Procedures Order, such Claimholders are conclusively presumed to have accepted the Plan, and the votes of such Claimholders will not be solicited.

         5.3 Classes Deemed to Reject Plan. Because holders of Class 6 Subordinated Securities Claims and Class 7 Old Common Stock Interests are not receiving a distribution on account of such Claims and Interests under the Plan, they are conclusively presumed to have rejected the Plan, and the votes of such holders will not be solicited.

         5.4 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class entitled to vote rejects the Plan or is deemed to have rejected it, the Debtors and the Creditors' Committee may request confirmation of the Plan, as it may be modified from time to time, under Bankruptcy Code Section 1129(b).

         5.5 Confirmability and Severability of a Plan. The Debtors and the Creditors' Committee reserve the right to alter, amend, modify, revoke or withdraw the Plan as it applies to any particular Debtor; provided, however, that neither the Debtors nor the Creditors' Committee may alter, amend, or modify the Plan without the written consent of the other; provided further, however, that revocation or withdrawal of the Plan by either the Debtors or the Creditors' Committee shall constitute a revocation and withdrawal of the Plan by both the Debtors and the Creditors' Committee. A determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to Section 1129 of the Bankruptcy Code shall not limit or affect (a) the confirmability of the Plan as it applies to any other Debtor or (b) the ability of the Debtors and the Creditors' Committee to modify the Plan, as it applies to any particular Debtor, to satisfy the confirmation requirements of
Section 1129 of the Bankruptcy Code.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

         6.1 Substantive Consolidation. Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code Section 105(a), as of the Effective Date, of the substantive consolidation of the Debtors' Chapter 11 Estates for all purposes related to the Plan, including voting, confirmation, distributions, and Claim determinations. The substantive consolidation of the Debtors' Chapter 11 Estates shall have the following effects: (a) all assets of the Debtors' Chapter 11 Estates shall be treated as though they were assets of a consolidated Chapter 11 Estate; (b) no distributions shall be made under the Plan on account of Claims held by any Debtor against another Debtor; (c) no distributions shall be made under the Plan on account of any Interests held by any Debtor in another Debtor; (d) all guaranties by any Debtor of the obligations of any other Debtor and any liability (whether primary or secondary, or individual or joint and several) of the Debtors shall be deemed to be one obligation of the consolidated Estate; and (e) each and every Claim filed, to be filed, or deemed to have been filed in the Cases against any Debtor shall be deemed filed against the consolidated Estate, and shall be deemed to be one Claim against, and the liability of, the consolidated Estate. Any provision contained in this Plan to the contrary notwithstanding, on the Effective Date, Reorganized RoomStore shall be the sole and exclusive owner of the RoomStore Assets and of all rights, titles and interests therein and thereto. A separate motion for an order approving the substantive consolidation of the Debtors' Chapter 11 Estates into the consolidated Estate as provided herein shall be filed, and the Confirmation Order shall constitute the Bankruptcy Court's approval of the substantive consolidation of the Debtors' Chapter 11 Estates as provided herein.

         6.2 Debtor Intercompany Claims. On the Effective Date, all Intercompany Claims between and among the Debtors shall be eliminated by either offset, the contribution or distribution of such Claims, or otherwise (as determined by the Debtors).

         6.3 Compromise and Settlement. Pursuant to Bankruptcy Rule 9019, the Plan is based upon a proposed compromise and settlement of all issues relating to the substantive consolidation of the Debtors, which will be resolved pursuant to a separate motion filed with the Bankruptcy Court. The Debtors and holders of the Heilig Unsecured Claims alleged that substantive consolidation of the Debtors is appropriate. This allegation was disputed by the holders of RoomStore Unsecured Claims and Funded Debt Unsecured Claims. Pursuant to the Plan, and in consideration for the distribution premium provided to the holders of the RoomStore Unsecured Claims and Funded Debt Unsecured Claims, the dispute among the different holders of claims is compromised, and the Debtors shall be substantively consolidated.

         6.4 Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors (or any Debtor) or ownership Interest in the Debtors, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed, contractual, legal, equitable or otherwise) to acquire any of the foregoing that shall be authorized, issued and outstanding immediately prior to the Effective Date shall be cancelled without any further action on the part of the Bankruptcy Court or any other Person, and (b) the obligations of or Claims against the Debtors and Interests in the Debtors under, relating, or pertaining to any agreements, indenture, certificates of designation, bylaws, or certificate or articles of incorporation or similar document governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership Interest in the Debtors, as the case may be, that shall be authorized, issued and outstanding immediately prior to the Effective Date shall be released and discharged without any further action on the part of the Bankruptcy Court or any other Person; provided, however, that the Indentures shall continue in effect solely for purposes of: (i) allowing the Indenture Trustee to make distributions on account of such Claims under the Plan as provided in Article VIII of the Plan; (ii) preserving for the Indenture Trustee any rights, including indemnification rights, it may have with respect to the Claimholders under such Indentures; (iii) permitting the Indenture Trustee to maintain any rights or liens it may have for fees, costs, and expenses under such Indentures; provided, further, that the preceding provision shall not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Liquidation Trustee or Reorganized RoomStore; and (iv) preserving for the Indenture Trustee any rights it may have against the Pre-Petition Lenders with respect to Section 1008 of the Indentures. The Debtors shall not have any obligations to the Indenture Trustee (or to any Liquidation Trustee that may replace the Indenture Trustee) for any fees, costs, or expenses except as expressly provided in Sections 2.1 and 8.6 hereof; provided, however, that nothing herein shall preclude the Indenture Trustee (or any Liquidation Trustee that may replace the Indenture Trustee) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by the Indenture Trustee (or any Liquidation Trustee that may replace the Indenture Trustee) pursuant to such Indentures in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

         6.5 Liquidation and Dissolution. (a)

            (a) With the exception of RoomStore, each of the Debtors shall be deemed to have been liquidated as of the Effective Date. All Interests in each Debtor shall automatically be canceled and extinguished as of the Effective Date without the need for any further action by the Bankruptcy Court or any Entity.

            (b) Notwithstanding the foregoing, on the Effective Date or soon as reasonably practicable thereafter, the Liquidation Trustee, on behalf of each of the Debtors, other than RoomStore, shall: (i) file its certificate of dissolution, together with all other necessary corporate documents, to effect its dissolution under the applicable laws of its state of incorporation, and
(ii) complete and file its final federal, state, and local tax returns, and pursuant to Section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor's Chapter 11 Case, as determined under applicable tax laws. The filing by the Liquidation Trustee for each such Debtor of its articles or certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule including, without limitation, any action by the stockholders or the board of directors of such Debtor.

            (c) On the Effective Date, each Debtor, other than RoomStore, shall assign, transfer, and distribute to (a) Reorganized RoomStore any RoomStore Assets that it owns and (b) the Liquidation Trust (i) all other assets, properties, or interests; and (ii) all of its books and records relating to clause (b)(i) herein or this Section 6.5(c). For purposes of this section, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor, other than RoomStore, maintained by or in the possession of third parties, wherever located.

         6.6 New RoomStore Common Stock.

            (a) On the Effective Date, Reorganized RoomStore shall issue 1,000 shares of New RoomStore Common Stock to the Liquidation Trust. Such shares of New RoomStore Common Stock shall represent 100% of the shares of New RoomStore Common Stock issued and outstanding on the Effective Date.

            (b) The shares of New RoomStore Common Stock issued to the Liquidation Trust shall be held by the Liquidation Trustee for the benefit of the holders of Allowed Unsecured Claims in accordance with the terms and subject to the conditions set forth in the Trust Agreement.

         6.7 The Liquidation Trust; Organizational Matters.

            (a) Establishment of the Liquidation Trust. Without any further action of the Debtors' directors or shareholders, on the Effective Date, the Trust Agreement shall become effective. The Liquidation Trustee shall accept the Liquidation Trust and sign the Trust Agreement on the Effective Date, and the Liquidation Trust will then be deemed created and effective.

            (b) Vesting of Trust Assets. On the Effective Date, the Debtors shall transfer and shall be deemed to have transferred to the Liquidation Trust, for and on behalf of the holders of beneficial interests in the Liquidation Trust, the Trust Assets, including but not limited to the Estate Actions.

            (c) Beneficial Interests. The beneficial interests in the Liquidation Trust shall be uncertificated and shall be non-transferable except upon death of the holder of beneficial interests or by operation of law. Holders of beneficial interests shall have no voting rights with respect to such beneficial interests. The Liquidation Trust shall have a term of 3 years from the Effective Date, without prejudice to the rights of the Liquidation Trust Committee to extend such term conditioned upon the Liquidation Trust not then becoming subject to the Exchange Act. Subject to the consent of the Liquidation Trust Committee, which consent shall not be unreasonably withheld, the terms of the Liquidation Trust may be amended by the Debtors and the Creditors' Committee prior to the Effective Date, or the Liquidation Trustee after the Effective Date to the extent necessary to ensure that the Liquidation Trust will not become subject to the Exchange Act. Any extension of the term of the Liquidation Trust must be approved by the Bankruptcy Court, after notice and hearing, at least three months prior to the beginning of any such extended term.

         6.8 Intended Tax Treatment of the Liquidation Trust. For federal income tax purposes, it is intended that the Liquidation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in each of the Trust Assets and then contributed such interests to the Liquidation Trust.

         6.9 The Liquidation Trustee.

            (a) Appointment of the Liquidation Trustee. The Liquidation Trustee shall be designated by the Creditors' Committee. The Person so designated by the Creditors' Committee shall become the Liquidation Trustee upon the Bankruptcy Court entering an order approving the Person designated by the Creditors' Committee after consideration of the same and any objections thereto at the Confirmation Hearing. The Liquidation Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement, including the right to vote as holder of the stock of Reorganized RoomStore, and shall be entitled to reasonable compensation, indemnification and reimbursement of costs and expenses as set forth therein without further application to or order of the Bankruptcy Court.

            (b) Administration of Trust Assets by the Liquidation Trustee. The Liquidation Trustee shall have the rights and obligations set forth in the Trust Agreement, a copy which will be filed as part of the Plan Supplement.

            (c) Establishment of the Reserves. On the Effective Date (if not funded prior to such time), the Liquidation Trustee (a) shall use Cash held by the Liquidation Trust to establish the Administrative Claims Reserve, Other Priority Claims Reserve and the Other Secured Claims Reserve, which shall be maintained by the Liquidation Trustee in accordance with Article VI of the Plan;
(b) shall use .008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured Claims to establish the RoomStore Unsecured Claims Reserve; and (c) shall use the Available Cash and the Available New RoomStore Common Stock held by the Liquidation Trustee to establish the Heilig Unsecured Claims Reserve and Funded Debt Unsecured Claims Reserve (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims), as provided in the Trust Agreement, which Reserves shall be maintained by the Liquidation Trustee in accordance with
Article VI of the Plan.

            (d) Payment of the Expenses Incurred by the Liquidation Trustee. All costs and expenses associated with the administration of the Liquidation Trust shall be the responsibility of and paid by the Liquidation Trust. Notwithstanding the foregoing, Reorganized RoomStore shall cooperate with the Liquidation Trustee in administering the Trust Assets and shall afford reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of Reorganized RoomStore to representatives of the Liquidation Trust to enable the Liquidation Trustee to perform the Liquidation Trustee's tasks under the Trust Agreement and this Plan. Reorganized RoomStore shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling its obligations as set forth in this Section 6.9.

            (e) Retention of Professionals. The Liquidation Trustee may retain such law firms, accounting firms, experts, advisors, financial advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "Trustee Professionals"), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets. The Trustee Professionals shall continue to prepare monthly statements in the same manner and in the same detail as required pursuant to the Professional Fee Order, and the Trustee Professionals shall serve such statements on the Liquidation Trustee and each member of the Liquidation Trust Committee. In the event two or more members of the Liquidation Trust Committee object to the reasonableness of such fees and expenses, the matter shall be submitted to the Bankruptcy Court for approval of the reasonableness of such fees and expenses.

            (f) Tax Administrative Matters. The Liquidation Trustee shall be responsible for filing all federal, state and local tax returns for the Liquidation Trust. The Liquidation Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions made by the Liquidation Trustee shall be subject to any such withholding and reporting requirements. The Liquidation Trustee shall provide to holders of beneficial interests in the Liquidation Trust copies of all annual, periodic and other reports and statements specified in the Trust Agreement, with such copies to be made available on an internet website to be maintained by the Liquidation Trustee and notice of which shall be given by the Liquidation Trustee to such beneficial interest holders.

            (g) Valuation of Trust Assets. The Liquidation Trustee shall be responsible for obtaining a valuation of the assets held by the Liquidation Trust within 90 days of the Effective Date and providing notice of such valuation to the holders of Allowed Claims.

         6.10 The Liquidation Trust Committee.

            (a) Appointment of the Liquidation Trust Committee. The Liquidation Trust Committee shall be composed of three (3) members, each of which shall be designated by the Creditors' Committee. The Liquidation Trust Committee shall adopt such bylaws as it may deem appropriate, provided, however, that any such bylaws shall not contain terms inconsistent with the terms of the Plan or the Trust Agreement. The Liquidation Trustee shall consult regularly with the Liquidation Trust Committee when carrying out the purpose and intent of the Liquidation Trust. Members of the Liquidation Trust Committee shall have and perform all of the duties, responsibilities, rights and obligations and shall have the oversight over the activities of the Liquidation Trustee set forth in the Trust Agreement and shall be entitled to reasonable compensation, indemnification and reimbursement of costs and expenses as set forth therein without further application to or order of the Bankruptcy Court. In no event, however, shall any member of the Liquidation Trust Committee or his or her agents, representatives, professionals or employees exercise any management or control over the business, assets, affairs or operations of Reorganized RoomStore of any or its subsidiaries.

            (b) Replacement of Members. In the case of an inability or unwillingness of any member of the Liquidation Trust Committee to serve, such member shall be replaced by designation of the remaining members of the Liquidation Trust Committee. If any position on the Liquidation Trust Committee remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Liquidation Trustee without the requirement of a vote by the other members of the Liquidation Trust Committee.

            (c) Discharge. Upon the certification by the Liquidation Trustee that all assets transferred into the Liquidation Trust have been distributed, abandoned or otherwise disposed of, the members of the Liquidation Trust Committee shall resign their positions, whereupon they shall be discharged from further duties and responsibilities hereunder and the Trust Agreement.

            (d) Removal and Replacement of the Liquidation Trustee. The Liquidation Trust Committee may remove the Liquidation Trustee with or without cause. In the event of the resignation or removal of the Liquidation Trustee, the Liquidation Trust Committee shall, by majority vote, designate a person to serve as successor Liquidation Trustee. In the event the Liquidation Trust Committee is unwilling or unable to designate any such successor, the Bankruptcy Court shall make such designation.

         6.11 Conversion of New RoomStore Common Stock into Cash or Other Marketable Securities. It is anticipated that the New RoomStore Common Stock held by the Liquidation Trust will be distributed by the Liquidation Trust to the holders of Allowed RoomStore Unsecured Claims, Allowed Funded Debt Unsecured Claims and Allowed Heilig Unsecured Claims in accordance with the terms and subject to the conditions set forth in the Plan and the Trust Agreement. However, the Liquidation Trust Committee shall be authorized to instruct the Liquidation Trustee:

         (a) to convert the New RoomStore Common Stock, in full or in part, into Cash or the marketable and freely-tradable securities of a successor corporation (through: (i) the merger or consolidation of Reorganized RoomStore with any such successor corporation; (ii) the sale or other disposition of shares of New RoomStore Common Stock; (iii) the sale or other disposition of all or substantially all of the assets of Reorganized RoomStore and its subsidiaries and the subsequent liquidation of Reorganized RoomStore and its subsidiaries; or (iv) the consummation of one or more other transactions entered into for the purpose of monetizing the New RoomStore Common Stock or the assets of Reorganized RoomStore and its subsidiaries) in accordance with such terms and conditions as the Liquidation Trust Committee, in the exercise of its sole discretion, shall deem appropriate;

         (b) to distribute the proceeds thereof such that holders of: (i) Allowed RoomStore Unsecured Claims receive a Pro Rata share of the proceeds derived from .008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured Claims; (ii) Allowed Funded Debt Unsecured Claims receive a Pro Rata share of the proceeds resulting from the Class 5(b) Trust Allocation (subject to adjustment to the extent additional Cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims); and (iii) Allowed Heilig Unsecured Claims receive a Pro Rata share of the proceeds resulting from the Class 5(c) Trust Allocation (subject to adjustment to the extent additional Cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims); and

         (c) to apply any such proceeds that shall remain after completing such Distribution to the RoomStore Unsecured Claims Reserve, Funded Debt Unsecured Claims Reserve and/or Heilig Unsecured Claims Reserve, as appropriate, pursuant to the Trust Agreement.

         6.12 Reorganized RoomStore; Organizational Matters.

            (a) Continued Corporate Existence of Reorganized RoomStore. RoomStore shall continue to exist after the Effective Date as Reorganized RoomStore, a separate corporate entity with all the powers of a corporation under the applicable law of the jurisdiction in which it is incorporated and pursuant to the certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws are amended and restated pursuant to this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

            (b) Corporate Action. Each of the matters provided for under the Plan involving corporate action to be taken by or required of RoomStore shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by the stockholders, creditors, or members of the board of directors of RoomStore.

            (c) Certificate of Incorporation and Bylaws. On the Effective Date, the certificate of incorporation and bylaws of RoomStore shall be amended and restated as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The amended and restated certificate of incorporation of Reorganized RoomStore shall, among other things, authorize 1,000 shares of New RoomStore Common Stock, one cent par value per share, and prohibit the issuance of non-voting equity securities consistent with the requirements of Section 1123(a) of the Bankruptcy Code. The form of certificate of incorporation of Reorganized RoomStore, as so amended and restated, and the form of bylaws of Reorganized RoomStore, as so amended and restated shall be filed as part of the Plan Supplement.

            (d) Vesting of RoomStore Assets. On the Effective Date, the RoomStore Assets shall be deemed transferred to Reorganized RoomStore free and clear of any obligation to resolve or pay any Claims, except those Administrative Claims of HMY RoomStore, Inc. arising from the operation of the RoomStore business postpetition.

         6.13 Reorganized RoomStore: Directors and Officers.

            (a) Appointment of Directors. On the Effective Date, the term of office of the current members of the Debtors' board of directors shall expire. The Plan Supplement shall detail the number of directors of the initial board of directors of Reorganized RoomStore, each of whom shall be selected by the Creditors' Committee. The Persons designated to serve as members of such initial board of directors shall be identified in the Plan Supplement. After the Effective Date, the composition of Reorganized RoomStore's board of directors shall be subject to the provisions of the amended and restated certificate of incorporation and bylaws of Reorganized RoomStore. The board of directors of RoomStore shall have responsibility for the management, control and operation of Reorganized RoomStore on and after the Effective Date.

            (b) Appointment of Officers. The existing senior officers of RoomStore shall continue to serve in such capacities with Reorganized RoomStore after the Effective Date, subject to the terms of any applicable employment agreements and the rights of Reorganized RoomStore's board of directors to dismiss such officers with or without cause.

            (c) Effectuating Documents; Further Transactions. The Chairman of the Board of Directors, the Chief Executive Officer, or any other officer of RoomStore or Reorganized RoomStore, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of RoomStore or Reorganized RoomStore, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

         6.14 Reorganized RoomStore: Issuance of New Securities.

            (a) Exemption from Registration. On the Effective Date, Reorganized RoomStore shall issue the New RoomStore Common Stock in accordance with the provisions of Section 6.6 of the Plan. Commencing on the Effective Date and continuing until the termination of the Liquidation Trust, the Liquidation Trust shall issue beneficial interests in the Liquidation Trust to holders of Allowed Claims in exchange for their interests in the Trust Assets. Except as otherwise directed by the Liquidating Trust Committee to convert the New RoomStore Common Stock to Cash pursuant to Section 6.11 hereof, on the Initial Distribution Date, the Liquidating Trust shall make Distributions of New RoomStore Common Stock to holders of Allowed Unsecured Claims in discharge of and in exchange for such Allowed Unsecured Claims. The issuance of the New RoomStore Common Stock in accordance with the provisions of Section 6.6 of the Plan, the issuance of the beneficial interests in the Liquidation Trust to the holders of Allowed Unsecured Claims in exchange for their interests in the Liquidating Trust, and the Distribution by the Liquidation Trust of the New RoomStore Common Stock to the holders of Allowed Unsecured Claims, in discharge of and in exchange for such Allowed Unsecured Claims, shall be exempt from the registration requirements of the Securities Act and the registration and qualification requirements of all applicable state securities laws pursuant to the exemption afforded by Section 1145(a) of the Bankruptcy Code.

            (b) Future Registration. Commencing on or before the Initial Distribution Date with respect to the Distribution of New RoomStore Common Stock to the holders of Allowed Unsecured Claims in accordance with the Plan, Reorganized RoomStore shall use all commercially reasonable efforts to list the New RoomStore Common Stock on either the New York Stock Exchange or the NASDAQ Stock Market as Reorganized RoomStore may determine in its discretion reasonably exercised, or, if the New RoomStore Common Stock is not approved for listing on either exchange, on a national securities exchange or for quotation on a national automated interdealer quotation system as promptly as practicable, but shall have no liability if it is unable to do so.

            (c) Executive Incentive Program. RoomStore's basic compensation program for executive officers consists of base salary and pay for performance. Base salaries for senior executives are based upon a combination of factors including past individual performance, competitive salary levels, and the individual's potential for making significant contributions to future Company performance. Incentive bonuses are annual bonus awards based upon individual performance and actual operating results compared to planned operating results.

         RoomStore believes that stock options, restricted stock, or other equity-based compensation programs are an important performance-based component of senior executive compensation and will motivate senior executives and other key employees to contribute to the long-term growth of shareholder value. The terms of Reorganized RoomStore's equity incentive plan will be described more fully in the Plan Supplement.

         6.15 Reorganized RoomStore: Post-Effective Date Financing. Reorganized RoomStore expects to enter into the New Credit Facility to obtain the funds necessary to (i) satisfy the Debtors' funding requirements under the Plan and
(ii) allow RoomStore to conduct Reorganized RoomStore's post-reorganization operations. Documents evidencing the New Credit Facility, or commitment letters with respect thereto, shall be filed by the Debtors with the Bankruptcy Court no later than the Confirmation Date. In the Confirmation Order, the Bankruptcy Court shall approve the New Credit Facility in substantially the form filed with the Bankruptcy Court and authorize the Liquidation Trust and Reorganized RoomStore, as applicable, to execute the same together with such other documents as the New Credit Facility lenders may reasonably require to effectuate the treatment afforded to such parties under the New Credit Facility.

         6.16 Fractional Shares. No fractional shares of New RoomStore Common Stock or Cash in lieu thereof shall be distributed. For purposes of Distribution, fractional shares of New RoomStore Common Stock shall be rounded down to the next whole number or zero, as applicable, and no Cash will be distributed in lieu thereof. As a result of this rounding, less than all shares of New RoomStore Common Stock specified in the Plan may actually be issued hereunder.

         6.17 Funding of the Liquidation Trust. On the Effective Date, the Debtors shall transfer to the Liquidation Trust, in the form of an irrevocable contribution to the Liquidation Trust, (i) sufficient Cash to fund the Administrative Claims Reserve, Other Priority Claims Reserve and the Other Secured Claims Reserve and (ii) the greater of $3,750,000 or all remaining Cash held by the Debtors, except for $100,000 which shall be transferred to Reorganized RoomStore, which Cash shall be used to pay the costs and expenses of the Liquidation Trust, including the costs and expenses incurred in connection with the prosecution or settlement of the Estate Actions and the costs and expenses incurred by the Liquidation Trustee and the members of the Liquidation Trust Committee in the performance of their respective duties under the Trust Agreement. Additionally, on the Effective Date, unless otherwise liquidated, the Liquidation Trust shall, as may be necessary for funding the costs and expenses of the Liquidation Trust, (i) sell the Berrios Note to Reorganized RoomStore and receive, in return, Cash in the amount of $5 million and a note issued by

RoomStore in the aggregate face amount of $9 million, which note shall bear interest at the market rate of interest per annum, or (ii) other assets to be determined. In the event that these funds are insufficient to: (i) fully fund the Administrative Claims Reserve, Other Priority Claims Reserve and the Other Secured Claims Reserve; and (ii) to pay the costs and expenses of the Liquidation Trust, including the costs and expenses incurred in connection with the prosecution or settlement of the Estate Actions and the costs and expenses incurred by the Liquidation Trustee and the members of the Liquidation Trust Committee in the performance of their respective duties under the Trust Agreement, the Liquidation Trustee may, at any time or from time to time, require Reorganized RoomStore to make an additional irrevocable capital contribution, which shall not exceed $3,500,000 in aggregate.

                                  ARTICLE VII

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

         7.1 Assumption/Rejection of Contracts and Leases. Each executory contract and unexpired lease to which any of the Debtors are a party shall be deemed automatically rejected as of the Effective Date, unless such executory contract or unexpired lease (a) shall have been previously assumed by the Debtors, (b) is the subject of a motion to assume filed, or a notice of assumption served pursuant to order of the Bankruptcy Court, on or before the Confirmation Date, or (c) is listed on the schedule of to-be-assumed contracts and leases included in the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections and assumptions, pursuant to Section 365 of the Bankruptcy Code.

         7.2 Payments Related to Assumption of Executory Contracts and Unexpired Leases. The provisions (if any) of each executory contract and unexpired lease to be assumed and Reinstated under this Plan that are or may be in default shall be satisfied solely by Cure. Any Person claiming that a monetary Cure amount is due in connection with the assumption of any executory contract or unexpired lease as contemplated by Section 365(b) of the Bankruptcy Code must file a monetary Cure claim with the Bankruptcy Court asserting all alleged amounts accrued through the Effective Date, if any (the "Cure Claim"), no later than thirty (30) days after the Effective Date (the "Cure Claim Submission Deadline"). Any party failing to submit a Cure Claim by the Cure Claim Submission Deadline shall be forever barred from asserting, collecting, or seeking to collect any amounts relating thereto against the Debtors, the Liquidation Trust, or Reorganized RoomStore except to the extent such amounts are otherwise included in the Debtors' Schedules. The Liquidation Trustee and Reorganized RoomStore shall have ninety (90) days from the Cure Claim Submission Deadline (the "Cure Claim Objection Deadline") to file objections to Cure Claims. Any Disputed Cure Claims, if not resolved consensually by the parties, shall be resolved by the Bankruptcy Court or, at the mutual election of the parties, in any non-Bankruptcy forum. Disputed Cure Claims shall be set for status at subsequent hearings following the Cure Claim Objection Deadline with separate evidentiary hearings to be set by the Bankruptcy Court as needed. If the Debtors do not dispute a Cure Claim, the Liquidation Trust or Reorganized RoomStore, as applicable, shall pay the Cure Claim, if any, to the claimant within twenty (20) days of the Cure Claim Objection Deadline. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of the Liquidation Trustee, Reorganized RoomStore or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365(b) of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, any such Cure shall be paid by the Liquidation Trust or Reorganized RoomStore, as applicable, as soon as reasonably practicable after such agreement or Final Order (but in no event any later than twenty (20) days thereafter). The Plan Supplement will list any and all executory contracts and unexpired leases to be assumed by the Liquidation Trust.

         7.3 Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to the Plan or otherwise) of an executory contract or unexpired lease results in a Claim, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Liquidation Trust, Reorganized RoomStore, or such entities' properties unless a proof of claim is filed with the Claims Agent and served upon the Liquidation Trustee within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

                                  ARTICLE VIII

                       PROVISIONS GOVERNING DISTRIBUTIONS

         8.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under the Plan shall be made on or as soon as practicable after the Effective Date.

         8.2 No Interest on Claims. Unless otherwise specifically provided for in the Plan or the Confirmation Order, Postpetition Interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

         8.3 Liquidation Trustee. Except as otherwise provided in the Plan or the Confirmation Order, the Liquidation Trustee shall make all distributions required under the Plan except with respect to a holder of a Claim whose distribution is governed by an Indenture, which distributions shall be deposited with the Indenture Trustee, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the Indenture; provided, however, that if the Indenture Trustee is unable to make such distributions, the Liquidation Trustee shall make such distributions.

         8.4 Surrender of Securities or Instruments. On or before the Initial Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing either a Claim, including, without limitation, a Claim on account of an Indenture (as to each, a "Certificate"), shall surrender such Certificate to the Liquidation Trustee, or, with respect to indebtedness that is governed by the Indenture, the Indenture Trustee, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Liquidation Trustee or the Indenture Trustee or the unavailability of such Certificate is reasonably established to the satisfaction of the Liquidation Trustee (or the Indenture Trustee). Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Liquidation Trustee or the Indenture Trustee prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any Distribution hereunder, and all property in respect of such forfeited Distribution, including any dividends or interest attributable thereto, shall revert to the Liquidation Trust notwithstanding any federal or state escheat laws to the contrary. Following any such reversion, the Liquidation Trustee shall distribute such property such that: (i) holders of Allowed Funded Debt Unsecured Claims shall receive a Pro Rata share of the property resulting from the Class 5(b) Trust Allocation and any property that shall remain after such Distribution shall be applied to the Funded Debt Unsecured Claims Reserve (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims);

(ii) holders of Allowed Heilig Unsecured Claims shall receive a Pro Rata share of the property resulting from the Class 5(c) Trust Alloaction and any property that shall remain after such Distribution shall be applied to the Heilig Unsecured Claims Reserve (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims); and
(iii) holders of Allowed RoomStore Unsecured Creditors shall receive a Pro Rata share of such property that is included in .008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured Claims and any property that shall remain after such Distribution shall be applied to the RoomStore Unsecured Claims Reserve. Any such Distribution shall be made on the first Periodic Distribution Date following the date of any such reversion.

         8.5 Distribution Instructions. Prior to any distribution on account of any Claim pursuant to an Indenture, the Indenture Trustee shall (a) inform the Liquidation Trustee as to the amount of properly surrendered Claims pursuant thereto and (b) instruct the Liquidation Trustee, in a form and manner that the Liquidation Trustee reasonably determines to be acceptable, of the names of such Claimholders who have properly surrendered Certificates.

         8.6 Services of Indenture Trustee. The services, with respect to consummation of the Plan, of the Indenture Trustee under the Indentures shall be as set forth elsewhere in this Plan, and the Liquidation Trustee shall reimburse the Indenture Trustee in the ordinary course for reasonable and necessary services performed by it as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

         8.7 Record Date for Distributions to Holders of Claims. At the close of business on the Record Date, the transfer ledgers respecting each of the Claims shall be closed, and there shall be no further changes in such record holders. Neither the Liquidation Trustee nor the Indenture Trustee shall have any obligation to recognize any transfer of Claims occurring after the Record Date. The Liquidation Trustee and the Indenture Trustee shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders of Claims stated on such transfer ledgers as of the close of business on the Record Date.

         8.8 Claims Administration Responsibility. The Liquidation Trustee will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions to all Claims against the Debtors.

         8.9 Delivery of Distributions. Distributions to Allowed Claimholders shall be made by the Liquidation Trustee: (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim or interest is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Liquidation Trustee after the date of any related proof of claim; (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Liquidation Trustee has not received a written notice of a change of address; or
(d) in the case of a Claimholder whose Claim is governed by an Indenture and is administered by the Indenture Trustee, at the addresses contained in the official records of the Indenture Trustee. If any Claimholder's distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Liquidation Trustee or the Indenture Trustee is notified of such Claimholder's then current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Liquidation Trust until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed property shall revert to the Liquidation Trust. Upon such reversion, the claim of any Claimholder, or their successors, with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. Following any such reversion, the Liquidation Trustee shall distribute such property such that: (i) holders of Allowed Funded Debt Unsecured Claims shall receive a Pro Rata share of the property resulting from the Class 5(b) Trust Allocation and any property that shall remain after such Distribution shall be applied to the Funded Debt Unsecured Claims Reserve (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims); (ii) holders of Allowed Heilig Unsecured Claims shall receive a Pro Rata share of the property resulting from the Class 5(c) Trust Allocation and any property that shall remain after such Distribution shall be applied to the Heilig Unsecured Claims Reserve (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims); and (iii) holders of Allowed RoomStore Unsecured Creditors shall receive a Pro Rata share of such property that is included in .008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured Claims and any property that shall remain after such Distribution shall be applied to the RoomStore Unsecured Claims Reserve. Any such Distribution shall be made on the first Periodic Distribution Date following the date of any such reversion.

         8.10 Procedures for Treating and Resolving Disputed and Contingent Claims.

            (a) No Distributions Pending Allowance. No payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed and served on the holders of each such Claim on or before the Claims Objection Deadline.

            (b) Claims Reserves. In addition to the Administrative Claim Reserve, the Other Priority Claims Reserve and the Other Secured Claims Reserve, the Liquidation Trustee shall withhold a separate (i) RoomStore Unsecured Claims Reserve, (ii) Funded Debt Unsecured Claims Reserve, and (iii) Heilig Unsecured Claims Reserve, from the property to be distributed to holders of Allowed Unsecured Claims. The Liquidation Trustee will place in the Funded Debt and Heilig Unsecured Claims Reserve, respectively, any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property withheld in the Funded Debt and Heilig Unsecured Claims Reserve, respectively, to the extent that such property continues to be withheld in the Funded Debt and Heilig Unsecured Claims Reserve at the time such distributions are made or such obligations arise. In addition, the Liquidation Trustee will place in the RoomStore Unsecured Claims Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from the property withheld in the RoomStore Unsecured Claims Reserve, to the extent that such property continues to be withheld in the RoomStore Unsecured Claims Reserve at the time such distributions are made or such obligations arise. Nothing in the Plan or the Disclosure Statement will be deemed to entitle the Claimholder of a Disputed Claim to Post-Petition Interest on such Claim.

            (c) Distributions After Allowance. Payments and distributions from the Reserve to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern distributions to such Claimholders. On the first Periodic Distribution Date following the date when a Disputed Claim becomes an Allowed Claim, the Liquidation Trustee will distribute to the Claimholder any property held in a Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining property held in the Reserve will be distributed to the Liquidation Trust in accordance with the other provisions of this Plan. All Distributions made under sub-Section (c) hereof on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates Distributions were previously made to Allowed Claimholders included in the applicable class.

         8.11 Minimum Distributions. The Liquidation Trustee shall not have any obligation to make a distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if (a) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than [o], or (b) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.

         8.12 Lost, Stolen, Mutilated or Destroyed Instrument or Security. Any holder of an Allowed Claim evidenced by instruments, securities or other documentation canceled pursuant to Section 6.4 of the Plan that has been lost, stolen, mutilated, or destroyed, shall in lieu of surrendering such instrument, security or documentation: (a) deliver to the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) (i) an affidavit of loss reasonably satisfactory to the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) setting forth the unavailability of such instrument, security, or other documentation and (ii) such additional security or indemnity as may reasonably be requested by the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) to hold the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) harmless from any damages, liabilities, or costs incurred in treating such Entity as a holder of an Allowed Claim and (b) satisfy any other requirement under the Indenture or any other relevant document. Upon compliance with this Section 8.12 by a holder of an Allowed Claim evidenced by such instrument, security, or other documentation, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument, security, or other documentation.

                                   ARTICLE IX

                            ALLOWANCE AND PAYMENT OF
                          CERTAIN ADMINISTRATIVE CLAIMS

         9.1 Professional Claims.

            (a) Final Fee Applications. All final requests for payment of Professional Claims must be filed no later than 60 days after the Effective Date; provided, however, that Bilzin Sumberg Baena Price & Axelrod LLP shall file its final request for payment of its Professional Claim on the later of 60 days after the Effective Date or 30 days after a Final Order is entered in the Lender Avoidance Action. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

            (b) Post-Effective Date Compensation. Upon the Effective Date, any requirement that professionals comply with Sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

         9.2 Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Sections 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before a date which is thirty (30) days after the Effective Date (the "503 Deadline"), and serve such application on the Liquidation Trustee, the members of the Liquidation Trust Committee and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

         9.3 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Section 2.1 of this Plan) that are not otherwise time barred as a result of the establishment of the Administrative Claims Bar Date must be filed with the Bankruptcy Court and served on the Liquidation Trustee no later than thirty (30) days after the Effective Date. Unless the Debtors, the Liquidation Trustee, RoomStore or another party-in-interest objects to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that any party-in-interest objects to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by RoomStore in the ordinary course of its business.

                                   ARTICLE X

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

         10.1 Vesting of Assets. On the Effective Date, all property (other than the RoomStore Assets) comprising the Estates (including but not limited to the Estate Actions) shall vest in the Liquidation Trust and the RoomStore Assets shall vest in Reorganized RoomStore in accordance with Sections 6.5, 6.7, and
6.12 of the Plan, all of which property shall so vest free and clear of all liens, charges, encumbrances, rights and Claims of creditors and Interests of equity security holders (other than as expressly provided herein). As of the Effective Date, Reorganized RoomStore may operate its business, and the Liquidation Trust and Reorganized RoomStore may use, acquire, and dispose of property without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

         10.2 Discharge of the Liquidation Trust and RoomStore. Pursuant to
Section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the Distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of all Claims, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed under Section 502 of the Bankruptcy Code, or (iii) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and Interests in the Debtors, the Liquidation Trust and RoomStore, subject to the Effective Date occurring.

         10.3 Compromises and Settlements. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons. The Debtors and the Creditors' Committee, as joint proponents of the Plan, expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against the Debtors and claims that the Debtors may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Liquidation Trustee as contemplated in Section 6.9 of this Plan.

         10.4 Release of Certain Parties. As of the Confirmation Date, but subject to the Effective Date, and except as otherwise expressly provided in the Plan, the Liquidation Trust and Reorganized RoomStore will be deemed to have released the Released Parties, from any and all claims (as such term is defined in Section 101(5) of the Bankruptcy Code), obligations, rights, Causes of Action, and liabilities which the Debtors or the Estates are entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence in any way relating to the Debtors, these Chapter 11 Cases, or the Plan; provided, however, that no Person shall enjoy the benefit of this provision if any claim or objection has been asserted in writing prior to the Confirmation Date.

         10.5 Setoffs. The Liquidation Trustee may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Estates of any such claim that they may have against such Claimholder.

         10.6 Exculpation and Limitation of Liability. Except as otherwise specifically provided in this Plan and the Plan Supplement, the Debtors, the Liquidation Trustee, the Liquidation Trust Committee, the members of the Liquidation Trust Committee, Reorganized RoomStore, the Creditors' Committee, the members of the Creditors' Committee in their capacities as such, and any of such parties' respective present officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the filing the Chapter 11 Cases, negotiation and filing of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their fraud, gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that no Person shall enjoy the benefit of this provision if any claim or objection has been asserted in writing prior to the Confirmation Date.

         10.7 Injunction. The Confirmation Order shall provide that satisfaction, release, and discharge pursuant to Article X of this Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent permissible under applicable law, including, without limitation, to the extent provided for or authorized by Sections 524 and 1141 of the Bankruptcy Code.

         10.8 Release by Holders of Claims or Interests. As of the Effective Date, in consideration for the distributions provided under the Plan and other contracts, instruments, releases, agreements or documents to be entered into, or delivered in connection with, the Plan, each Claimholder, Interestholder and other party in interest, including the Creditors' Committee and the Liquidation Trust, and their respective agents, employees, representatives, financial advisors, attorneys and Affiliates, and their successors and assigns, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, will be deemed to forever release, waive and discharge any and all claims (as such term in defined in Section 101(5) of the Bankruptcy Code), obligations, rights, causes of action, and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors, these Chapter 11 Cases, or the Plan that such entity has, had or may have against [o].

         10.9 Release by Debtors. As of the Effective Date, the Debtors, their Estates, the Liquidation Trustee and Reorganized RoomStore, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, will be deemed to forever release, waive and discharge any and all claims (as defined in Section 101(5) of the Bankruptcy Code), obligations, rights, Causes of Action, and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, against the Released Parties based in whole or in part upon any act or omission, transaction, or occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors, these Chapter 11 Cases, or the Plan; provided, however, that no Person shall enjoy the benefit of this provision if any claim or objection has been asserted in writing prior to the Confirmation Date.

         10.10 Release of Directors and Officers. As of the Effective Date, the Released Directors and Officers, excluding Reorganized RoomStore, to the fullest extent permissible under applicable law, will be forever released from all obligations, rights, Causes of Action, and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence which occurred in each director's and officer's capacity as director or officer of each of the Debtors, excluding Reorganized RoomStore, and which occurred on, or prior to, the Effective Date; provided, however, that no Person shall enjoy the benefit of this provision if any claim or objection has been asserted in writing prior to the Confirmation Date.

                                   ARTICLE XI

                              CONDITIONS PRECEDENT

         11.1 Conditions to Confirmation. The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with
Section 11.3 of the Plan:

            (a) The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance reasonably acceptable to the Debtors and the Creditors' Committee.

            (b) The Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and the Creditors' Committee.

            (c) The Liquidation Trustee and RoomStore shall have received a binding, unconditional (except for a customary "market-out," "material adverse change" or other similar conditions, conditions relating to the issuance of and/or subscriptions to any high yield securities that are to be issued as a part of the New Credit Facility and for conditions relating to the occurrence of the Effective Date) commitment for the New Credit Facility on terms and conditions reasonably satisfactory to the Debtors and the Creditors' Committee.

            (d) The Bankruptcy Court shall have entered an order, which may be the Confirmation Order, determining that (i) the aggregate amount of Allowed Claims in Class 2(a), Class 2(b) and Class 2(c) does not exceed $128.5 million and (ii) the Allowed Claims in Class 2(a), Class 2(b) and Class 2(c), if any, were satisfied in full or by the Bank Group Secured Notes prior to the Confirmation Hearing.

            (e) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) approving the substantive consolidation of the Debtors as provided for in the Plan and the compromise of all issues concerning substantive consolidation.

         11.2 Conditions to Consummation. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 11.3 of the Plan:

            (a) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the rejection of unexpired leases and executory contracts by the Debtors as contemplated by
Section 7.1 hereof.

            (b) The Liquidation Trustee and RoomStore shall have entered into the New Credit Facility (which shall be in a form and substance reasonably acceptable to RoomStore and the Creditors' Committee) and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof and the lenders under the New Credit Facility shall be ready to fund the amounts required to be funded thereby under this Plan.

            (c) The Confirmation Order in form and substance reasonably acceptable to the Debtors and the Creditors' Committee shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

            (d) The Confirmation Date shall have occurred and the Confirmation Order shall, among other things, provide that:

               (i) the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

               (ii) all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under the Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of, RoomStore, notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and 365(f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;

               (iii) the transfers of property by the Debtors (A) to the Liquidation Trust and Reorganized RoomStore (1) are or shall be legal, valid, and effective transfers of property, (2) shall vest in the Liquidation Trust or Reorganized RoomStore, as applicable, with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable non-bankruptcy law, and (4) do not and shall not subject the Liquidation Trust or Reorganized RoomStore to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to Claimholders under the Plan are for good consideration and value and are in the ordinary course of the Debtors' businesses;

               (iv) except as expressly provided in the Plan or the Confirmation Order, the Liquidation Trust and Reorganized RoomStore are discharged effective upon the Effective Date from any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code), and the Liquidation Trust and Reorganized RoomStore's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of the Debtors entered into or obligation of the Debtors incurred before the Effective Date, or from any conduct of the Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

               (v) the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of Reorganized RoomStore or the need for further financial reorganization;

               (vi) all Old Common Stock Interests are terminated effective upon the Effective Date;

               (vii) the New RoomStore Common Stock (including the offer of New RoomStore Common Stock through any warrant, option, right to subscribe, or conversion privilege or the sale of the New RoomStore Common Stock upon exercise of such warrant, option, right to subscribe, or conversion privilege) and the beneficial interests in the Liquidation Trust to be issued under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act and exempt from registration and qualification under all applicable state securities laws, pursuant to, and to the extent provided by, Section 1145 of the Bankruptcy Code; and

               (viii) the Liquidation Trust and Reorganized RoomStore shall have sufficient Cash to establish the Reserves and make all distributions required under the Plan.

         In the event that the foregoing conditions are not satisfied or waived, as provided in Section 11.3, then the Confirmation Order shall be vacated and this Plan shall be of no further force or effect.

         11.3 Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Sections 11.1 and 11.2 of the Plan may be waived by, collectively, the Debtors and the Creditors' Committee in their discretion without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors or the Creditors' Committee in their discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors or the Creditors' Committee). The failure of the Debtors or the Creditors' Committee to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                  ARTICLE XII

                            RETENTION OF JURISDICTION

         Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code and except as provided in this Plan, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other, the following matters:

            (a) to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

            (b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

            (c) to adjudicate any and all disputes arising from the distribution of Cash, New RoomStore Common Stock and other property, if any;

            (d) to adjudicate any and all disputes arising from the distribution of Trust Assets by the Liquidation Trust;

            (e) to ensure that distributions to Allowed Claimholders are accomplished as provided herein;

            (f) to hear and determine any and all objections to the allowance of Claims and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;

            (g) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

            (h) to issue orders in aid of execution, implementation, or consummation of the Plan;

            (i) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

            (j) to hear and determine all applications for compensation and reimbursement of Professional Claims under the Plan or under Sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

            (k) to determine requests for the payment of Claims entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

            (l) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, including disputes arising under all agreements, documents, or instruments executed in connection with this Plan;

            (m) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

            (n) to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

            (o) to hear any other matter not inconsistent with the Bankruptcy Code;

            (p) to hear and determine all disputes involving the existence, nature, or scope of the discharges provided in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

            (q) to enter a final decree closing the Chapter 11 Cases; and

            (r) to enforce all orders previously entered by the Bankruptcy
Court.

         Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, and any motions to compromise or settle such disputes. The Bankruptcy Court shall not have exclusive jurisdiction with respect to Estate Actions held by the Liquidation Trust.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the Liquidation Trust, Reorganized RoomStore, all present and former Claimholders, all present and former Interestholders, other parties in interest and their respective heirs, successors, and assigns.

         13.2 Modification and Amendments. The Debtors and the Creditors' Committee may alter, amend, or modify the Plan or any Exhibits thereto under
Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to substantial consummation of the Plan as defined in Section 1101(2) of the Bankruptcy Code, the Debtors and the Creditors' Committee may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

         13.3 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

         13.4 The Creditors' Committee. Effective on the Effective Date, the Creditors' Committee shall dissolve automatically, whereupon its members, Professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims and claims for substantial contribution.

         13.5 Revocation, Withdrawal, or Non-Consummation.

            (a) Right to Revoke or Withdraw. Each of the Debtors and the Creditors' Committee reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.

            (b) Effect of Withdrawal, Revocation, or Non-Consummation. If either the Debtors or the Creditors' Committee revokes or withdraws the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement, or compromise embodied in the Plan, the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors, the Creditors'

Committee, or any other Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors, the Creditors' Committee, or any other Person.

(c) Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of the Plan, the Bankruptcy Court shall, with the consent of the Debtors and the Creditors' Committee, have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

            (d) Notices. Any notice required or permitted to be provided to the Debtors or the Creditors' Committee under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or
(c) overnight delivery service, to be addressed as follows:

                  If to the Debtors:

                  LeClair Ryan, A Professional Corporation
                  707 East Main Street
                  11th Floor
                  Richmond, Virginia 23219
                  (804) 783-2003
                  Attn:    Bruce H. Matson, Esq.

                  If to the Creditors' Committee:

                  Akin Gump Strauss Hauer & Feld LLP
                  590 Madison Avenue
                  New York, New York 10022
                  (212)872-1000
                  Attn:    Michael Stamer, Esq.

         13.6 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Section 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         13.7 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Virginia shall govern the construction and implementation of the Plan, any agreements, documents, and instruments executed in connection with the Plan, and corporate governance matters.

         13.8 No Waiver or Estoppel. Each Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors' Committee and/or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

         Dated:   September 16, 2004

                              HEILIG-MEYERS COMPANY AND
                              ITS SUBSIDIARIES THAT ARE ALSO
                              DEBTORS AND DEBTORS IN POSSESSION
                              IN THE CHAPTER 11 CASES



                              By:  /s/ Ronald L. Barden
                                  ----------------------------------------
                                     Managing Director of Reorganization


                              OFFICIAL COMMITTEE OF UNSECURED
                              CREDITORS OF HEILIG-MEYERS
                              COMPANY, et al.

                              By:      ACTION-LANE INDUSTRIES


                              By:   /s/ Larry Witcher
                                  ----------------------------------------
                              Executive Vice President & Chief Financial Officer

                              HEILIG-MEYERS COMPANY, ET AL.


                                 /s/ Bruce H. Matson
                                  ----------------------------------------
                              Counsel

                              OFFICIAL COMMITTEE OF UNSECURED
                              CREDITORS OF HEILIG-MEYERS
                              COMPANY, et al.


                                 /s/ Shuba Satyaprasad
                                  ----------------------------------------
                              Counsel

Bruce H. Matson (Va. Bar No. 22874)
Troy Savenko (Va. Bar No. 44516)
Katherine Macaulay Mueller (Va. Bar No. 44302)
LeCLAIR RYAN, A Professional Corporation
707 East Main Street, Suite 1100
Richmond, Virginia  23219
(804) 783-2003
         Counsel for the Debtors

Michael S. Stamer (admitted pro hac vice)
Shuba Satyaprasad (admitted pro hac vice)
AKIN GUMP STRAUSS HAUER & FELD LLP
590 Madison Avenue
New York, New York 10022
(212) 872-1000

         - and -

Robert S. Strauss Building
AKIN GUMP STRAUSS HAUER & FELD LLP
1333 New Hampshire Avenue, N.W.
Washington, D.C. 20036
(202) 887-4000
Counsel to the Official Committee Of Unsecured Creditors

                                    EXHIBIT A


Heilig-Meyers Company, Inc.
Heilig-Meyers Furniture Company
Heilig-Meyers Furniture West, Inc.
HMY Star, Inc.
HMY Roomstore, Inc.
Macsaver Financial Services, Inc.














                                      A-1